Exhibit 10.37

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

License and Distribution Agreement

between

Keurig, Incorporated and Diedrich Coffee, Inc.

This License and Distribution Agreement (this “Agreement”) made as of the 29th day of July, 2003 by and between Keurig, Incorporated, a Delaware corporation with its principal executive offices located at 101 Edgewater Drive, Wakefield, Massachusetts 01880 (“Keurig”), and Diedrich Coffee, Inc., a Delaware corporation with its principal executive offices located at 2144 Michelson Drive, Irvine, CA 92612 (“Diedrich”) Diedrich amends and restates the License Agreement between Keurig and Diedrich dated as of March 13, 2000.

Whereas, Keurig has designed, developed and patented a single-cup portion-pack hot beverage brewing process and is intending to focus on the engineering and the sales and marketing of Keurig Brewing Systems; and

Whereas, Keurig has a specific intention to manufacture and distribute Keurig single-cup portion-pack hot beverage brewing equipment through the Away From Home and At Home channels of distribution in the Territory; and

Whereas, Keurig seeks to license the manufacture and sale of K-Cups, its single-cup portion-pack hot beverage cartridges, to coffee roasters and other hot beverage base producers in order to provide the freshest possible high quality specialty coffees and other hot beverage products together with excellent order fulfillment and customer value; and

Whereas, Diedrich is recognized as a leading specialty coffee roaster with an excellent reputation for specialty coffee and customer service and desires to manufacture K-Cups for distribution in the Away From Home and At Home channels of distribution in the Territory; and

Whereas, Keurig desires to appoint Diedrich, and Diedrich desires to accept appointment, as a non-exclusive distributor of Keurig Products for the Away From Home and At Home channels of distribution in the Territory; and

Now, for good consideration, the value and sufficiency of which is acknowledged, the Parties agree as follows:

1.	Definitions.

1.1	Acceptable K-Cups to Standard: Acceptable K-Cups to Standard as applicable to Packaging Line acceptance tests and shipment of Diedrich K-Cups to Diedrich’s customers shall mean K-Cups that meet the manufacturing and quality standards set forth in Section 5 of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

1.2	Affiliates: Any OCS Distributor or FS Distributor that is under the control of a Licensed Roaster, or is under the common control of a Licensed Roaster and a third party. “Control” of a particular person or corporation as used in this definition shall mean the possession of power to direct or cause the direction of management policies of the corporation, whether through the ownership of voting stock, by contract, by appointment as an executive officer or otherwise. Those OCS Distributors or FS Distributors associated with a Party as a joint venturer or a franchisee shall be deemed to be Affiliates of such Party under this Agreement.

1.3	Agreement: This Agreement together with all attached exhibits and schedules.

1.4	At Home (AH): A descriptor to define coffee and other non-coffee soluble hot beverages and related products that are marketed and sold for the consumer’s use or consumption at Home. “Home” is heretofore and hereinafter defined to be the residence of a consumer.

1.5	AH Launch: The time at which Keurig has commenced its direct sales of both Keurig AH Brewers and K-Cups to AH consumers in the Territory for the purposes of such AH consumers’ personal use.

1.6	Away From Home (AFH): A descriptor to define coffee and other non-coffee soluble hot beverages and related products that are marketed and sold for use at a place other than at Home.

1.7	Food Service and Retail Distributor (FS Distributor): A company that distributes hot beverage products to Food Service and Retail Locations within the Territory.

1.8	Food Service and Retail Location(s): Establishments such as convenience stores, restaurants, supermarkets, hospitals, motels, sandwich shops, delicatessens, bars, bakery shops and other similar retail outlets that purchase Keurig AFH Products from Licensed Roasters or Keurig for the exclusive purpose of on premises use and Keurig AH Products and K-Cups from Licensed Roasters or Keurig for the exclusive purposes of on premises use or consumption or direct resale to AH consumers within the Territory. The term Food Service and Retail Locations excludes the wholesale club channel, including but not limited to Costco, Sam’s Club and BJ’s, and the office product superstore channel, including but not limited to Staples and Office Max (“Wholesale Clubs”), unless and until Keurig sells K-Cups to such respective channel or permits any other Licensed Roaster to sell K-Cups to such respective channel, and further excludes grocery stores in Canada until the second anniversary of the AH Launch, unless and until Keurig sells K-Cups to such channel or permits any Licensed Roaster other than Van Houtte, Inc. to sell K-Cups to such channel.

1.9	Diedrich K-Cup(s): A K-Cup that contains coffee or other non-coffee soluble hot beverage base prepared and packaged by Diedrich and labeled “Diedrich Coffee”, “Gloria Jean’s”, “Coffee People” or such other brand name as permitted by this Agreement. “Diedrich Coffee”, “Gloria Jean’s”, and “Coffee People” are registered trademarks of Diedrich.

1.10	Diedrich Marks: The trade name, service marks, trademarks, and logos now or in the future owned by or licensed to Diedrich.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

1.11	K-Cup(s): A substantially impermeable, hermetically sealed, disposable portion-pack cartridge made under a license from Keurig which: (1) contains a single-cup portion of ground coffee or other non-coffee soluble hot beverage base (tea, concentrate or mix) in a brewing chamber at least partially defined by an internally arranged permeable filter; (2) is adapted to be pierced during the brewing cycle of a pressurized hot water brewer, which causes hot water at pressures below 30 p.s.i. to be injected into the brewing chamber for infusion with ground coffee or other non-coffee soluble hot beverage base, and to exit the brewing chamber via the filter as brewed coffee or other non-coffee hot beverage, with the filter serving to prevent coffee grounds or other non-coffee non-soluble hot beverage base from being entrained in the exiting brewed coffee or other non-coffee hot beverage; and (3) the brewing process takes place inside the sealed disposable cartridge. The definition of K-Cup(s) shall also include K-Pod(s). “K-Cup” is a registered trademark of Keurig.

1.11.1	K-Pod(s): A disposable portion-pack cartridge made under a license from Keurig which: (1) contains a single-cup portion of ground coffee or other non-coffee soluble hot beverage base (tea, concentrate or mix) in a brewing chamber at least partially defined by a pierceable lid and a permeable filter; (2) is adapted to be pierced through the lid during the brewing cycle of a pressurized hot water brewer, which causes hot water at pressures below 30 p.s.i. to be injected into the brewing chamber for infusion with ground coffee or other non-coffee soluble hot beverage base, and to exit the brewing chamber via the filter as brewed coffee or other non-coffee hot beverage, with the filter serving to prevent coffee grounds or other non-coffee non-soluble hot beverage base from being entrained in the exiting brewed coffee or other non-coffee hot beverage; and (3) the brewing process takes place inside the disposable cartridge.

1.12	Keurig Authorized Distributor(s) (KAD(s)): A company that has an effective distribution agreement with Keurig that specifies a geographical territory and channels of distribution. These companies purchase Keurig Products from Keurig and K-Cups from Licensed Roasters, KARDs, or Keurig for resale. Any Affiliate of a Licensed Roaster and any Roaster Distributor shall be considered a KAD. Companies whose distribution agreements with Keurig have been terminated are not considered KADs, even if Keurig allows them to continue to purchase repair parts and K-Cups to service their installed base of Keurig Products under their terminated agreement.

1.13	Keurig Authorized Re-Distributor(s) (KARD(s)): A company that has an effective distribution agreement with Keurig that specifies a geographical territory and channels of distribution. These companies purchase Keurig Products from Keurig and K-Cups from Licensed Roasters or Keurig in bulk quantities for resale in accordance with the limitations set forth in their distribution agreements with Keurig. Companies whose distribution agreements with Keurig have been terminated are not considered KARDs.

1.14

Keurig Reseller(s): A company that purchases Keurig AH Products from Licensed Roasters or Keurig and K-Cups from Licensed Roasters or Keurig for the exclusive purpose of direct resale to AH consumers within the Territory. The term “Keurig Reseller” excludes Wholesale Clubs,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

unless and until Keurig sells K-Cups to such respective channel or permits any other Licensed Roaster to sell K-Cups to such respective channel, and further excludes grocery stores in Canada until the second anniversary of the AH Launch, unless and until Keurig sells K-Cups to such channel or permits any Licensed Roaster other than Van Houtte, Inc. to sell K-Cups to such channel.

1.15	Keurig Brewer(s): The specialized pressurized hot water brewing equipment designed, developed and marketed by Keurig to be used in conjunction with the K-Cup.

1.15.1	Keurig AFH Brewer(s): Keurig Brewers that are designed primarily for use in the AFH market. Examples include but are not limited to Keurig Brewer Models B2000, B2003 and B1000.

1.15.2	Keurig AH Brewer(s): Keurig Brewers that are designed primarily for use in the AH market. An example includes but is not limited to Keurig Brewer Model B100.

1.16	Keurig Brewing System: A single-cup portion-pack hot beverage brewing system using the Keurig Brewer to brew coffee and other non-coffee soluble hot beverages contained in K-Cups by using pressurized hot water that is injected into the K-Cup.

1.17	Keurig Marks: The trade name, service marks, trademarks, and logos now or in the future owned by or licensed to Keurig.

1.18	Keurig Product(s): All products, excluding K-Cups and Packaging Lines, sold by Keurig.

1.18.1	Keurig AFH Product(s): Keurig Products that are designed primarily for use in the AFH market. Examples include but are not limited to Keurig AFH Brewer Models B2000, B2003 and B1000.

1.18.2	Keurig AH Product(s): Keurig Products that are designed primarily for use in the AH market. An example includes but is not limited to Keurig AH Brewer Model B100

1.19	Licensed Roaster(s): A coffee roaster, tea packer or other soluble hot beverage company that Keurig licenses to manufacture, package, inventory and sell K-Cups and related products to a territory and channel.

1.20	Office Coffee Service Distributor (OCS Distributor): A company that distributes products, including hot beverages, to Office customers within the Territory primarily for use or consumption in the Office.

1.21	Office(s): An establishment where business, professional, manufacturing, clerical or other commercial activities are conducted and from which brewed hot beverages are brewed on a complimentary or vended basis for immediate consumption by employees or for hospitality in connection with the business activities of the customer and not for the business objective of making a profit.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

1.22	Packaging Line(s): Equipment designed specifically to manufacture Acceptable K-Cups to Standard.

1.23	Parties: Keurig and Diedrich.

1.24	Roaster Distributor: A Licensed Roaster that has also been granted limited rights to distribute Keurig Products.

1.25	Roaster Nominated Keurig Authorized Distributor(s) (RNKAD(s)): A company that was nominated by a Licensed Roaster and has an effective distribution agreement with Keurig that specifies a geographical territory and channels of distribution. These companies purchase Keurig Products from Keurig and exclusively the nominating Licensed Roaster’s K-Cups from the nominating Licensed Roaster, KARDs, or Keurig for resale. Companies whose distribution agreements with Keurig have been terminated are not considered RNKADs, even if Keurig allows them to continue to purchase repair parts and K-Cups to service their installed base of Keurig Products under their terminated agreement.

1.26	Territory: The United States and Canada; provided, however, Keurig will consider other regions proposed by Diedrich on a case-by-case basis and in Keurig’s sole discretion.

2.	Appointment as Non-Exclusive K-Cup Manufacturer.

2.1	Grant of Licenses.

2.1.1	Away From Home License. Keurig hereby grants, and Diedrich accepts, a non-exclusive license to use, subject to the terms and conditions of this Agreement, Keurig’s patents and patent applications, trademarks, copyrights, and know-how related to the Packaging Lines, K-Cups and Operating Manual to manufacture, use, produce, distribute and sell Diedrich K-Cups to and only to the following types of customers in the Territory, provided that Diedrich shall not be permitted to sublicense its rights (the “AFH License”):

2.1.1.1	Food Service and Retail Locations, Keurig, Diedrich Affiliates, and Offices;

2.1.1.2	KADs, KARDs and RNKADs, it being acknowledged that Diedrich K-Cup sales to KADs, KARDs and RNKADs shall be at Diedrich’s sole discretion.

2.1.2	At Home License. Keurig hereby grants, and Diedrich accepts, a non-exclusive license to use, subject to the terms and conditions of this Agreement, Keurig’s patents and patent applications, trademarks, copyrights, and know-how related to the Packaging Lines, K-Cups and Operating Manual to manufacture, use, produce, distribute and sell Diedrich K-Cups to and only to the following types of customers in the Territory, provided that Diedrich shall not be permitted to sublicense its rights (the “AH License”):

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

2.1.2.1	AH consumers, Keurig Resellers, Food Service and Retail Locations, Keurig, and Diedrich Affiliates;

2.1.2.2	KADs, KARDs and RNKADs, it being acknowledged that Diedrich K-Cup sales to KADs, KARDs and RNKADs shall be at Diedrich’s sole discretion;

2.1.2.3	Notwithstanding anything contained hereinabove, Diedrich’s AH License shall not include the right to sell Diedrich K-Cups to Wholesale Clubs, unless and until Keurig sells K-Cups to such respective channel or permits any other Licensed Roaster to sell K-Cups to such respective channel; nor shall Diedrich’s AH License to sell Diedrich K-Cups to customers that are grocery stores in Canada commence until the second anniversary of the AH Launch, unless and until Keurig sells K-Cups to such channel or permits any Licensed Roaster other than Van Houtte, Inc. to sell K-Cups to such channel.

2.1.3	Subject to Diedrich’s rights to the Packaging Lines and Section 14, below, Keurig expressly reserves the right to appoint other entities as Licensed Roasters without restriction upon the manufacture and sales of K-Cups by another entity. Keurig expressly reserves to itself the right to manufacture and sell K-Cups to any AFH or AH customer account inside or outside the Territory, provided, however, that Keurig will not knowingly solicit Diedrich’s or Diedrich Affiliate’s AFH customers for K-Cup sales. Except as provided in Section 2.3, in no event shall Diedrich be required to produce any minimum number of K-Cups or particular flavor or variety of K-Cup.

2.1.4	Keurig represents and warrants that it is the lawful owner of the intellectual property, including patent, trademark and copyright rights and proprietary interests licensed pursuant to this Agreement, and that the manufacture and sale of K-Cups by Diedrich in accordance with the terms of this Agreement will not infringe on the rights of third parties.

2.1.5	Diedrich hereby grants Keurig a non-exclusive perpetual royalty-free worldwide license, including the right to sublicense, for any ideas, discoveries, inventions, changes, improvements, and developments within the scope of the design, development, and manufacture of Packaging Lines that Diedrich may develop derived from Keurig’s Packaging Line patents, patent applications, or utilizing Keurig’s trademarks, copyrights and confidential know-how, which excludes generally available industrial design practice (the “Proprietary Information”) during the term of this Agreement. Diedrich hereby grants Keurig a non-exclusive perpetual royalty-free license, including the right to sublicense, for use outside of the Territory for any ideas, discoveries, inventions, changes, improvements, and developments useful to the design, development, and manufacture of Packaging Lines that Diedrich may develop independent of Keurig’s Proprietary Information during the term of this Agreement. Unless otherwise agreed by the Parties, any such discoveries, inventions, changes, improvements, and developments that are jointly developed by Diedrich and Keurig shall be co-owned with no duty by either Party to account to the other.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

2.1.6	Diedrich hereby grants Keurig an exclusive perpetual royalty-free license, including the right to sublicense, for any ideas, discoveries, inventions, changes, improvements, and developments within the scope of the design, development, and manufacture of Keurig Products and K-Cups, except for as it relates to the soluble hot beverage bases Diedrich packages within K-Cups, that Diedrich may develop during the term of this Agreement.

2.1.7	Diedrich shall use commercially reasonable efforts at ensuring that Keurig Resellers and Food Service and Retail Locations sell Diedrich K-Cups only to end-user consumers located within the Territory.

2.2	Private Label K-Cup Production.

As provided in Section 14, Diedrich may use the Packaging Lines for private label K-Cup production, provided that such K-Cups are sold in accordance with the provisions of Sections 2.1.1 and 2.1.2 and that the K-Cups meet all standards otherwise provided for in this Agreement, including that all labels for private label brands contain the appropriate Keurig Marks and instructions.

2.3	Diedrich K-Cup Product Line Offering.

Diedrich shall produce and sell Diedrich K-Cups in at least eight (8) varieties including blends, flavored and decaffeinated coffees, teas and other non-coffee soluble hot beverage bases for the AFH and AH market. Keurig shall have a right to purchase any of the varieties of Diedrich K-Cups made and sold by Diedrich under Section 2.1.1.

2.4	K-Cup Pricing.

2.4.1	Keurig shall be able to purchase its requirements for K-Cups from Diedrich under (i) Section 2.1.1.1 for the AFH market and (ii) Section 2.1.2.1 for the AH market based on Diedrich’s standard credit and pricing policies at a price no greater than the lowest price (including without limitation all ongoing pricing rebates and discounts) offered to other Diedrich K-Cup AFH or AH wholesale customers other than wholly owned subsidiaries ordering like volumes of Diedrich K-Cups, provided that notwithstanding any provisions to the contrary, Keurig may resell Diedrich K-Cups without restrictions except as follows: (1) Keurig may not resell Diedrich K-Cups to other Licensed Roasters and their Affiliates and RNKADs; (2) Keurig may not resell Diedrich K-Cups to Wholesale Clubs without Diedrich’s prior written authorization until January 1, 2005; (3) after such date, Keurig may resell Diedrich K-Cups to, or through, Wholesale Clubs only as part of an assortment that includes more than two (2) brands. Notwithstanding the foregoing, if Keurig should desire any changes in the nature of packaging of Diedrich K-Cups that are different from Diedrich’s standard packaging of Diedrich K-Cups, Diedrich shall in its discretion decide whether to implement such changes, provided, however, that if such changes are implemented, Diedrich shall charge Keurig for actual additional costs or credit Keurig for actual cost savings resulting from such changes.

2.4.2	All sales of Diedrich K-Cups to Keurig shall be subject to the royalty payments as otherwise provided in this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

2.5	Approved Contract Manufacturers

2.5.1	Keurig may, in its sole discretion, authorize Approved Contract Manufacturers (“ACM”) for the manufacture of K-Cups by Diedrich where either Keurig or the ACM may own the Packaging Lines. In such case, Diedrich may negotiate and contract with ACM or Keurig, as appropriate, for the production of Diedrich K-Cups at such ACM.

2.5.2	All sales by Diedrich of Diedrich K-Cups manufactured by an ACM shall be subject to royalty payments as provided in this Agreement in respect of Diedrich K-Cups shipped by Diedrich.

2.6	Agreement to Co-operate

All KADs and KARDs shall be authorized by Keurig to purchase Diedrich K-Cups.

3.	Packaging Lines.

3.1	Packaging Lines for Diedrich K-Cups.

3.1.1	Design, Installation and Warranty.

Upon request from Diedrich and in accordance with the terms of this Agreement, Keurig shall design, deliver, install and support Packaging Lines at a Diedrich site or Diedrich designated third party site located in the Territory, provided that if such designated site is operated by a contract manufacturer for Diedrich and Keurig owns the Packaging Lines, such contract manufacturer and designated site is subject to approval by Keurig, in Keurig’s sole discretion. Diedrich shall commence use of each of the Packaging Lines in accordance with its obligations pursuant to this Agreement upon successful completion of the acceptance test procedures below. Upon acceptance, Keurig warrants that during such time as Keurig is the owner of any Packaging Line, and for a period of six (6) months from purchase by Diedrich of any Packaging Line, the Packaging Line shall be free of defects in design, material and workmanship, shall operate in conformity with the specifications and standards provided in this Agreement, the Packaging Line specifications and Operating Manual and will produce Acceptable K-Cups to Standard, provided however, that such warranty shall not apply should the use by Diedrich materially differ from that which is in accordance with the Operating Manual and specifications developed by Keurig, or due to accident, neglect, misuse or abuse or the negligence and malfeasance of Diedrich. If any Packaging Line has been in use less than six (6) months prior to purchase, the warranty shall be increased by the number of months less than six, but in no case shall the total warranty period on any Diedrich purchased Packaging Line exceed twelve (12) months.

Keurig further warrants that all times during the term of this Agreement, Keurig shall manufacture and support Keurig Brewing Systems for the AFH and AH markets using the Diedrich K-Cups produced on Packaging Lines, or Keurig shall update such Keurig-owned Packaging Lines at its expense and update such Diedrich-owned Packaging Lines at Diedrich’s expense, subject to Diedrich’s acceptance. Keurig shall further provide

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Diedrich with access to any new Keurig Packaging Line designs for the AFH and AH markets in accordance with the terms and conditions of Section 3.3.5.

3.1.2	Ownership of Packaging Lines.

So long as Keurig retains ownership of the Packaging Lines, (i) Keurig shall retain all rights to mortgage or create a security interest, including sale/leaseback, of the Packaging Lines, (ii) Diedrich will not mortgage or create a security interest in any of the Packaging Lines so long as Keurig retains ownership thereof, (iii) this Agreement is subject and subordinate to any loan or security agreement or master lease agreement between Keurig and its lender or lessor, as the case may be, and Diedrich agrees to execute and deliver such instruments or documents as may be reasonably requested by such lender or lessor (at no compensation, but no expense to Diedrich) acknowledging the foregoing, including the right of such lender or lessor, in the event of default of Keurig, to access the premises of Diedrich on reasonable notice without undue disruption of Diedrich’s other business activities to remove the Packaging Lines, and (iv) Keurig agrees to use commercially reasonable efforts to obtain any lender’s or lessor’s agreement to recognize Diedrich’s rights in this Agreement and to give Diedrich a right of negotiation to purchase the Packaging Lines and/or assume any underlying lease in the event of Keurig’s default under any loan or lease agreement.

3.1.3	Production Capacity.

Keurig warrants that during the warranty period provided for in Section 3.1.1, the Packaging Lines shall be capable of yielding Acceptable K-Cups to Standard at a minimum production rate capacity of 100 K-Cups per minute of run time, with a commercial tolerance of total rejects of less than 5% per production run provided the Packaging Lines are operated in accordance with the Operating Manual. Production run capacity shall be determined by analysis of no less than one (1) month’s data collected as per the form attached as Schedule 3.1.3 during a period when a Packaging Line was available for production, and labor, raw materials and utilities were available. In the event that Diedrich’s analysis of production capacity discloses a substandard performance rate or yield of Acceptable K-Cups to Standard, Diedrich shall notify Keurig that it is exercising its rights pursuant to Section 3.1.6 below. During the warranty period provided for in Section 3.1.1 Diedrich shall generate and maintain for one (1) year Packaging Line production records and make them available for review by Keurig on reasonable notice during normal business hours.

3.1.4	Delivery and Acceptance Testing.

Keurig is responsible for the delivery and installation of Packaging Lines owned or produced by Keurig at Diedrich. As soon as practical after Keurig’s installation of a Packaging Line, Keurig will notify Diedrich that the Packaging Line is ready for K-Cup production by Diedrich staff. Within 10 business days of Keurig’s notice, Diedrich shall commence a 5-day test period (consisting of two (2) eight-hour shifts per day) in order to evaluate K-Cup manufacturing rate and yield. When the Packaging Line shall have performed for a 5-day period (consisting of two (2) eight-hour shifts per day) with a speed no less than 100 K-Cups per minute of run time and total rejects less than 5% of

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

the test production run, as reflected in production run forms substantially in the form as provided in Schedule 3.1.3, the Packaging Line shall be deemed accepted by Diedrich. Diedrich shall confirm such acceptance in writing to Keurig without unreasonable delay.

Prior to acceptance of the Packaging Line by Diedrich, and during any repair period under Section 3.1.6 or Section 3.2.4, Keurig shall be responsible for all direct Diedrich labor and raw materials costs and expenses, including the cost of utilities and nitrogen. Labor and component materials (cups, lids, filters, coffee, cartons and boxes) used in the testing of any Packaging Line will be charged to Keurig at Diedrich’s actual cost. Usable materials will be returned to Diedrich, and Diedrich will credit Keurig for returned materials at the amount of returned materials times unit cost charged. Finished Diedrich K-Cups will be credited to Keurig at “transferred quantity” from the applicable “PL Production Report” times the sum of the component materials’ standard cost, labor and overhead rates (the total cost credited to Keurig should equal the then-current standard cost reflected in Diedrich’s inventory valuation for Diedrich K-Cups). Keurig will pay to Diedrich within thirty (30) days of invoice therefore all costs provided under this Section 3.1.4, and Diedrich shall apply appropriate credits to Keurig within thirty (30) days of acceptance or completion of warranty repair, as applicable.

The Parties agree that the two Packaging Lines currently installed at Diedrich (Castroville Plant Packaging Lines commonly referred to as PL’s #6 and #7) have been accepted by Diedrich in accordance with this Section 3.1.4.

3.1.5	Diedrich Responsibilities for Space and Utilities.

Keurig will advise Diedrich as to space and utility requirements (including power, air, nitrogen and foundations) for the Packaging Lines. At its cost, Diedrich will have the Diedrich site prepared to Keurig’s installation specifications. Installation of Packaging Lines will be provided by Keurig with component parts assembled, electrically wired, software loaded, nitrogen connected and operationally prepared for acceptance testing as provided for in Section 3.1.4.

3.1.6	Repair or Removal of Accepted Packaging Lines.

In the event of notice from Diedrich that, during the warranty period provided for in Section 3.1.1, the performance rates or yields of Acceptable K-Cups to Standard for any accepted Packaging Line is not in conformity with the representations and warranties of Keurig per this Agreement, Keurig shall attempt to repair the Packaging Line in accordance with Section 3.2.4. In the event that the Packaging Lines cannot be repaired by Keurig within forty-five (45) days of notice to produce Acceptable K-Cups to Standard at the performance rate and yield as warranted by Keurig, Keurig shall replace such Packaging Lines with conforming Packaging Lines, time being of the essence. Furthermore, if any Keurig owned Packaging Line fails to meet performance rates or yields in accordance with Section 3.1.3 more than three (3) times in any twelve month period when operated in conformity with the Operating Manual and non-conformities are outside the scope of resolution by Diedrich’s certified Packaging Line maintenance staff, Keurig shall replace that Packaging Line, time being of the essence. Diedrich shall have

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

highest priority on installation of new Packaging Lines necessitated by repeated failures as provided in this Section 3.1.6.

3.2	Maintenance.

During such time as Keurig shall be the owner of any Packaging Line, and for the warranty period as otherwise provided in this Agreement following purchase by Diedrich of any Packaging Line, Keurig shall maintain the Packaging Line consistent with its obligations as the Packaging Line owner as follows:

3.2.1	Manual.

Keurig shall provide a Packaging Line Operating Manual (heretofore and hereinafter “Operating Manual”) outlining, among other things, machine operating capabilities and limitations, as well as appropriate servicing and operating instructions for the training of and use by Diedrich Packaging Line operators, inspectors and maintenance personnel, which machine capabilities shall be consistent with the standards and specifications as provided herein. The Operating Manual shall include trouble-shooting and repair procedures as well as instructions specifying when Keurig maintenance personnel must be used. The Operating Manual will also delineate basic skills necessary for maintenance technician certification. Regardless of whether Keurig or Diedrich owns the Packaging Lines, Diedrich will use commercially reasonable efforts to operate such Packaging Lines in conformity with such Operating Manual, and shall notify Keurig as soon as possible of any non-conformity to performance rates or yields of Acceptable K-Cup to Standards resulting from defects in the Packaging Line and system failures, and Keurig shall promptly correct the same, time being of the essence. Keurig agrees to update the Operations Manual from time to time as required to keep the information current and relevant to the installed Packaging Lines. Included in the Operating Manual will be phone and/or beeper numbers with 24 hour per day coverage by Keurig.

3.2.2	Training and Certification of Diedrich Packaging Line Operators, Quality Control Inspectors and Maintenance Staff.

Keurig’s engineering staff will provide training to and certification of Diedrich trainers at no cost to Diedrich for an appropriate number of trainers given the number of Packaging Lines operational at Diedrich and the number of operating shifts required to meet Diedrich K-Cup production demands. Keurig will certify or de-certify Diedrich trainers who respectively meet or fail Keurig certification criteria and processes (the “Certification Criteria”), as established in Operating Manual. Keurig will certify all Diedrich trainers who Keurig, in its reasonable business judgment, determines to have become knowledgeable to train others. Certified Diedrich trainers will be responsible for training and certifying all operators, quality control inspectors and maintenance employees of Diedrich. Regardless of whether Keurig or Diedrich owns the Packaging Lines, Diedrich agrees to operate and maintain the Packaging Lines with certified operators, maintenance workers and quality control inspectors.

3.2.3	Routine and Scheduled Maintenance; Non-routine Maintenance.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Diedrich will develop and implement routine and scheduled maintenance programs for the Packaging Lines. As defined in the Operating Manual, non-routine maintenance and repair will be performed by Keurig or its agents under Keurig’s direction and at Keurig’s expense. Keurig shall also repair or replace any component of the Packaging Lines that cannot be repaired by certified Diedrich maintenance personnel after commercially reasonable efforts. Diedrich agrees to provide storage and protection from pilferage for Keurig-owned spare parts required for support of the Packaging Lines. During the warranty period provided for in Section 3.1.1, Diedrich will generate and maintain for one (1) year Packaging Line maintenance records and make them available for review by Keurig on reasonable notice during normal business hours.

3.2.4	Keurig Resolution of Packaging Line Failures.

Keurig shall respond on-site to Packaging Line failures that are outside the scope of resolution by Diedrich’s certified Packaging Line maintenance staff by the end of the next business day following Diedrich’s notice to Keurig of an operational problem. Business day shall be defined as a day in which Diedrich would normally be operating its manufacturing facility to package Diedrich K-Cups.

Notwithstanding the foregoing, in the event that the failure occurs outside of the warranty period or is the result of improper, negligent, or malicious interference or operation, including but not limited to improper maintenance, failure to comply with procedures as provided for in the Operating Manual or other Diedrich negligence, Diedrich will reimburse Keurig for its actual costs to resolve the failure in accordance with Schedule 3.2.4.

The Parties agree that in the event they cannot after good faith negotiation agree as to responsibility for any system failure, in lieu of either Party asserting a right to terminate for breach, the question shall be submitted for resolution to arbitration as otherwise provided in this Agreement.

3.3	Determination of Packaging Line Requirements; Upgrades to Packaging Lines.

3.3.1	Determination of Packaging Line Requirements.

As long as Keurig owns the Packaging Lines, Keurig shall deliver, install and support, in accordance with the terms of this Agreement additional Packaging Lines as follows:

3.3.1.1

The Parties agree to co-operate in forecasting Diedrich K-Cup demand and production requirements each quarter on a rolling twelve-month forward-looking basis. Upon request Keurig shall provide Diedrich with an estimate of planned Keurig Brewer shipments in the Territory, as well as its estimates of cumulative Keurig Brewer shipments during that period on a monthly basis. Upon request Keurig shall also provide an estimate of total K-Cup shipments during each period as well as a forecast of Diedrich K-Cups during each period. Using this data, Diedrich shall make its estimate of Diedrich K-Cup shipments for the forecasted period(s) and provide its forecast of Diedrich K-Cup shipments to Keurig. The Parties shall then

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

make a best effort at determining a mutually acceptable Diedrich K-Cup forecast for the period(s). In the event of any disagreement as to the results of the forecast process that cannot be resolved by the Parties negotiating in good faith, the Parties agree to submit the question to arbitration as otherwise provided in this Agreement.

3.3.1.2	Once the Parties have agreed to a twelve month forward-looking Diedrich K-Cup forecast of demand in accordance with this section, the number of Packaging Lines required to meet demand shall be calculated as follows: (a) each Packaging Line shall be assumed to have a production capacity of 2,000,000 K-Cups per Packaging Line per calendar month; and, (b) the monthly demand divided by 2,000,000 shall be the number of Packaging Lines required to meet demand requirements for each month during the forecast period. Fractions of Packaging Lines above four-tenths (.4) shall be rounded up to one (1); otherwise fractions shall be reduced to zero (0).

3.3.1.3	If during any month of the forecast period Diedrich has fewer Packaging Lines installed than the calculated number of Packaging Lines required to support demand, Keurig shall within thirty (30) days initiate steps to procure one or more Packaging Lines to satisfy Diedrich’s monthly needs on a timely basis. Notwithstanding the foregoing, if Diedrich’s actual demand is less than total production capacity as calculated above, Keurig shall not be required to install additional Packaging Lines at Diedrich. If, during any five (5) of six (6) consecutive months of the forecast period Diedrich has more Packaging Lines installed than the calculated number of Packaging Lines to be provided by Keurig, Keurig shall upon thirty (30) days’ written notice have the right to remove the number of excess Packaging Lines at Keurig’s expense, which following removal may be used at another Licensed Roaster’s facility.

3.3.1.4	The Parties agree to discuss in good faith the most appropriate Packaging Line model for installation with regard to Diedrich’s then current and projected volumes and Keurig’s then current technology and tooling specifications. However, Keurig shall not be required to remove existing Packaging Lines unless the Keurig Brewing System changes or the Packaging Lines are defective as determined pursuant to Section 3.1.6.

3.3.2	Nothing in this Agreement precludes Keurig from selling to, leasing to or installing Packaging Lines at other Keurig customers, manufacturers or licensees, or for operation directly or indirectly by Keurig.

3.3.3	Nothing in this section shall preclude Diedrich from ordering, purchasing, and installing additional Packaging Lines in its sole discretion, and Keurig shall sell Diedrich such additional Packaging Lines, in accordance with the terms of Section 4 following purchase of Packaging Lines already installed by Keurig for use by Diedrich in accordance with the terms of Section 4.

3.3.4	Order and Delivery Lead Times.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

The Parties understand that procurement and installation of subsequent Packaging Lines may take 8 to 10 months, provided that Diedrich shall have rights to upgrades and replacements on an expedited schedule where otherwise specifically provided in this Agreement.

3.3.5	Packaging Line Upgrades.

Keurig agrees to inform Diedrich of Packaging Line upgrades and design improvements made by Keurig that have a material impact on machine speed, uptime and yield. The Parties agree to evaluate in good faith the desirability and feasibility of upgrading installed Packaging Lines or installing improved Packaging Lines from time to time, provided that Keurig agrees that Diedrich shall have access to such upgrades and improvements on a basis no less favorable than those offered to other Licensed Roasters selling like K-Cup volumes in the AFH or AH market. Any Packaging Line upgrades or design improvements shall be at Keurig’s expense and at Keurig’s discretion while it owns the Packaging Lines and at Diedrich’s expense and at Diedrich’s discretion if Diedrich owns the Packaging Lines.

3.4	OSHA Compliance.

Keurig shall comply with all OSHA and, depending on the state in which the PL is operated, the state equivalent safety regulations pertaining to the product and system designed and constructed by it, or its consultants, sub-contractors and agents, and the installation thereof, and warrants that the operating instructions provided in the Operating Manual shall be in compliance with such regulations. Diedrich shall make its best efforts to support Keurig’s compliance with OSHA and state regulations as set forth in the preceding sentence.

4.	Option to Purchase or Manufacture Packaging Lines; Future Products.

4.1	Option to Purchase Installed Packaging Line(s).

Keurig grants Diedrich the option to purchase all, and not less than all, Packaging Lines (including at Diedrich’s option any Keurig-owned Packaging Line related assets) installed by Keurig for use by Diedrich at a price calculated as follows: Keurig’s actual original equipment purchase price as reflected in vendor invoices multiplied by [* * *]% and, using a residual value after [* * *] months of [* * *]% of this calculated value, less depreciation of the net amount calculated on a straight line basis over [* * *] months following acceptance of the Packaging Line by Diedrich, or if a used Packaging Line, acceptance of the Packaging Line by another Licensed Roaster. Such pricing includes the Packaging Line, freight-in, installation, staff training, technical support through the passage of the acceptance test and the warranty provided for in Section 3.1.1. Terms of sale for new Packaging Lines shall be in accordance with Schedule 4.1. Upon purchase of all Packaging Lines by Diedrich, any additional Packaging Lines provided by Keurig shall also be sold to Diedrich under the provisions of this section. The option to purchase Keurig-owned Packaging Line related assets expires one day after the initial purchase of the Packaging Lines. Keurig shall remove any Keurig-owned Packaging Line related assets not so purchased within 45 days after the purchase of the Packaging Lines.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

While Diedrich can buy spare parts from Keurig at cost plus [* * *]%, Keurig will permit Diedrich to purchase parts directly from Keurig approved manufacturers including the Packaging Line manufacturers at a price determined by such manufacturer. Keurig’s spare parts program is intended to be a convenience to its Licensed Roasters.

Packaging Line purchase by Diedrich shall include a grant of a non-transferable and non-exclusive license to use in connection with the purchased Packaging Lines, Keurig’s Proprietary Information related to the purchased Packaging Lines and K-Cups produced thereon, as well as access to its manufacturer’s for replacement parts, in accordance with the terms of this Agreement. Diedrich understands that it has no right to manufacture or sell K-Cups designed for use in Keurig Brewers after the termination of this Agreement, except as provided for in Section 15.3.2.

Diedrich may sell or transfer purchased Packaging Lines to a third party (“Transferee”), provided, however, that if such Transferee is not a Licensed Roaster, as an express condition of the effectiveness of such sale or transfer Diedrich shall obtain and deliver to Keurig written representation from the Transferee acknowledging that only Licensed Roasters are authorized to manufacture K-Cups and unauthorized manufacture of K-Cups would be in violation of Keurig’s patents and other proprietary rights entitling Keurig to injunctive relief in addition to any other rights and remedies. Diedrich shall provide Keurig with the contact information and intended use of the Packaging Lines for any such Transferee.

Notwithstanding the other provisions of Section 4, the Parties hereby acknowledge that Diedrich has already purchased the two (2) Packaging Lines installed by Keurig for use by Diedrich (commonly referred to as Packaging Lines #6 and 7) in accordance with the Equipment Purchase Agreement between the Parties dated April 11, 2003.

4.2	Diedrich Option to Design and Develop Packaging Lines.

Subsequent to the purchase of installed Packaging Lines by Diedrich as set forth in Section 4.1, Keurig grants Diedrich the option to independently design and develop its own Packaging Lines that will not be subject to the provisions of Section 3 of this Agreement. All K-Cups produced on these Packaging Lines will be subject to the same quality standards as set forth in Section 5 and the same royalty rate schedule as set forth in Section 6 of this Agreement.

4.2.1	Collaborative Packaging Line Development Activity.

Upon Diedrich’s request, Keurig agrees to enter into good faith discussions relating to establishing a collaborative activity to support Diedrich’s interest in designing and developing its own Packaging Lines. Both Parties agree that any such collaborative activity will be defined in a separate written agreement that sets forth the scope of development activity and ownership of intellectual property (including inventions, patentable or not) that directly results from activity.

4.2.2	Non-Exclusive Licensing of Keurig’s Intellectual Property.

Upon Diedrich’s request, Keurig agrees to enter into good faith discussions to provide Diedrich with a non-exclusive license to the Proprietary Information associated with the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

manufacture of Packaging Lines including shop drawings and access to its current and past Packaging Line manufacturers that are otherwise prohibited from manufacturing Packaging Lines for customers other than Keurig. Diedrich agrees that all Packaging Lines manufactured by Diedrich or its agents using Keurig’s Proprietary Information shall be used exclusively in its or its contract manufacturer’s facilities and not sold to others during the term of this Agreement. Any time and materials used by Keurig to support Packaging Line design, development and installation shall be paid for by Diedrich on a time and materials basis in accordance with a separate written agreement that sets forth the scope of support activity required.

5.	Acceptable K-Cups to Standard.

Diedrich shall only sell K-Cups produced in conformity with the criteria set forth in this Section. Nothing in this Section 5 shall be construed to relieve Keurig of its obligation to provide Packaging Lines capable of producing Acceptable K-Cups to Standard.

5.1	Freshness and Quality of Coffee, Tea and Other Soluble Hot Beverage Products.

5.1.1	Coffee: Diedrich will develop testing procedures to assure quality control over the production process. Among other tests, Diedrich shall have its coffee taste testers compare the same type of coffee brewed in Diedrich K-Cups and Keurig Brewers versus conventional drip brewing systems with the objective of providing equal or superior taste quality levels via the Keurig Brewing System as judged by Diedrich. Keurig may neither use nor disclose Diedrich’s proprietary testing procedures with or to another Licensed Roaster without Diedrich’s prior written approval, which approval may be withheld in the sole discretion of Diedrich.

5.1.2	Tea: Diedrich will develop testing procedures to assure quality control over the production process. Among other tests, Diedrich shall have its tea taste testers compare the same type of tea brewed in Diedrich K-Cups and Keurig Brewers versus conventional tea brewing techniques with the objective of providing equal or superior taste quality levels via the Keurig Brewing System as judged by Diedrich. Keurig may neither use nor disclose Diedrich’s proprietary testing procedures with or to another Licensed Roaster without Diedrich’s prior written approval, which approval may be withheld in the sole discretion of Diedrich.

5.1.3	Other Soluble Hot Beverage Products: Diedrich will develop testing procedures to assure quality control over the production process. Among other tests, Diedrich shall have its taste testers compare the same type of soluble hot beverages brewed other than coffee or tea (including herbal teas) (“Other Soluble Hot Beverage Products”) in Diedrich K-Cups and Keurig Brewers versus conventional beverage preparation techniques with the objective of providing equal or superior taste quality levels via the Keurig Brewing System as judged by Diedrich. Keurig may neither use nor disclose Diedrich’s proprietary testing procedures with or to another Licensed Roaster without Diedrich’s prior written approval, which approval may be withheld in the sole discretion of Diedrich.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

5.2	Amount of Coffee, Tea or Other Soluble Hot Beverage Products Packaged in K-Cup.

5.2.1	Coffee: For Diedrich K-Cups filled with coffee, such K-Cups are filled with the standard amount of ground coffee for each type of coffee, provided that the standard amount and grind shall be set by and on occasion adjusted by Diedrich subject to bean type, flavor and optimal roasting guidelines as determined by Diedrich’s professional taste testers to provide optimal taste consistent with the requirements of Section 5.1.1. Diedrich in its discretion shall establish the high/low range around the standard amount. In no case may Diedrich pack less than 7.0 grams of coffee in a Diedrich K-Cup without express approval of Keurig.

5.2.2	Tea: For Diedrich K-Cups filled with tea, such K-Cups are filled with such quantity of tea to provide a flavor profile consistent with the requirements of Section 5.1.2. Diedrich in its discretion shall establish the high/low range around the standard amount. In no case may Diedrich pack less than 4.0 grams of tea in a Diedrich K-Cup without express approval of Keurig.

5.2.2.1	If Diedrich uses certain approved lid and cup raw materials as specified by Keurig, such minimum fill weight shall be reduced from 4.0 grams of tea to 2.7 grams of tea. Currently, Keurig has specified such approved raw materials as set forth in Schedule 5.6.

5.2.3	Other Soluble Hot Beverage Products: For Diedrich K-Cups filled with Other Soluble Hot Beverage bases, such K-Cups are filled with such quantity of Other Soluble Hot Beverage base to provide a flavor profile consistent with the requirements of Section 5.1.3. Diedrich in its discretion shall establish the high/low range around the standard amount. In no case may Diedrich pack less than a specified minimum of Other Soluble Hot Beverage base as determined by Keurig in its sole discretion on a beverage-by-beverage basis.

5.3	Filter Weld Integrity.

Diedrich will operate and maintain the Packaging Lines so as to produce Diedrich K-Cups that do not experience filter paper to filter paper seam or filter paper to cup rim weld tears or breaks when used as part of the Keurig Brewing System. Filter weld integrity shall be evaluated in accordance with the QCS testing set forth in Section 5.7 and Schedule 5.7.4. A failure of the Diedrich K-Cup filter weld integrity shall be defined as when the K-Cup brewing process results in more than three coffee or tealeaf grounds being present in the brewed coffee or tea.

5.4	Dating, Shelf Life and Oxygen Impermeability for Coffee, Tea and Other Soluble Hot Water Beverages.

5.4.1

All Diedrich K-Cups filled with coffee will contain a consumer readable Best Used By Date (“BUBD”) label that shall not be longer than [* * *] during which the Diedrich K-Cup is manufactured, unless specific approval is granted by Keurig based on testing

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

results provided by Diedrich. Diedrich K-Cups filled with coffee shall contain less than 3% oxygen.

5.4.2	All Diedrich K-Cups filled with tea (including herbal tea) will contain a consumer readable BUBD label that shall not be longer than [* * *] during which the Diedrich K-Cup is manufactured, unless specific approval is granted by Keurig based on testing results provided by Diedrich. Diedrich K-Cups filled with tea (including herbal tea) are not subject to an oxygen content limitation.

5.4.3	For all Diedrich K-Cups filled with Other Soluble Hot Beverage bases, Keurig in its sole discretion shall establish an appropriate BUBD and oxygen content specification that corresponds to at least a [* * *].

5.5	Lid Seal Integrity.

Diedrich will operate and maintain the Packaging Lines so as to produce Diedrich K-Cups that do not experience lid stock to cup seal weld tears or breaks when used as part of the Keurig Brewing System. Diedrich K-Cups shall be able to withstand a vacuum pressure of 18 to 21 inches of mercury for 30 seconds without having a failure of the lid stock to cup seal integrity.

5.6	K-Cup Raw Material Vendor Selection.

Diedrich shall require that all raw material suppliers conform to specifications as provided by Keurig for cups, lid stock, filter paper and filter paper conversion, and other raw material that Keurig deems critical to producing Acceptable K-Cups to Standard. Keurig may reasonably establish different raw material standards and specifications for packaging coffee, tea and other soluble hot beverages in K-Cups. Keurig shall supply Diedrich with any updated specifications and standards for optimal operating efficiency of the Packaging Lines. Diedrich shall only use K-Cup raw materials from Keurig qualified sources to manufacture Diedrich K-Cups. Schedule 5.6 shows approved vendors as of the date of this Agreement for each raw material required for packaging coffee and tea.

5.7	K-Cup Functionality.

Diedrich shall be responsible for ensuring that final assembled Diedrich K-Cups properly brew and function when operated with all Keurig Brewers for which the Diedrich K-Cup is intended to be used. Proper functionality of final assembled Diedrich

K-Cups includes but is not limited to K-Cup lid and bottom puncturability, and if a feature of a Keurig Brewer, proper K-Cup ejection.

5.7.1	For each variety of coffee to be packaged in K-Cups, proper functionality shall be defined as meeting the Quality Control System (“QCS”) set forth in Section 5.7.4 during each production run.

5.7.2

In addition to the QCS set forth in Section 5.7.4, for each variety of tea (including herbal tea) to be packaged in K-Cups, proper functionality shall be defined to also include having failure rates below 1 per 200 for K-Cups not ejecting from the K-Cup holder in

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Keurig Brewers designed to automatically eject K-Cups and 1 per 1,000 for K-Cups sticking to the inlet needle after the brewing process is completed of any Keurig Brewer. Keurig’s approval of K-Cups packaged with tea (including herbal tea) shall be based on satisfaction of the packaging and testing procedures as described in Schedule 5.7.2.

5.7.3	In addition to the QCS set forth in Section 5.7.4, for each variety of Other Soluble Hot Beverage bases to be packaged in K-Cups, Keurig in its sole discretion will establish K-Cup functionality criteria by Keurig Brewer model.

5.7.4	Quality Control System

5.7.4.1	Diedrich is responsible for making a best effort to implement the QCS related to the production and sale of Diedrich K-Cups.

5.7.4.2	A Certified Quality Control Inspector (“CQCI”) will implement QCS during every production run of Diedrich K-Cups. Diedrich agrees to use a CQCI, in accordance with Section 3.2, regardless of whether Keurig or Diedrich owns the Packaging Lines.

5.7.4.3	CQCIs will perform the following QCS testing during the production run by removing sample test K-Cups from each lane of the Packaging Line on a regular and systematic basis in compliance with the Keurig QCS requirements set forth below and further described in Schedule 5.7.4:

5.7.4.3.1	Visual inspection of test K-Cups for defects in BUBD legibility, lid seal integrity and any other obvious visual defect to ensure compliance with Sections 5.4 and 5.5.

5.7.4.3.2	Vacuum testing to ensure lid seal integrity is in compliance with Section 5.5.

5.7.4.3.3	Oxygen content testing, if applicable, to ensure residual oxygen content after packaging is in compliance with Section 5.4.

5.7.4.3.4	Brew testing to ensure K-Cup lid and bottom puncturability and internal filter weld integrity is in compliance with Section 5.3.

5.7.4.4	Diedrich agrees to develop and implement procedures within 120 days of the effective date of this Agreement that enable the CQCI to halt production and segregate and test inventory if Diedrich K-Cups do not meet QCS requirements as specified in this Section and Schedule 5.7.4. Such procedures shall be submitted to Keurig for approval, such approval not to be unreasonably withheld. The Parties acknowledge that the objective of these procedures is to minimize the number of Brew Failures (as defined in Schedule 5.7.4) experienced by consumers when using the Keurig Brewing System in either AFH or AH applications.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

5.8	K-Pods.

Keurig may develop separate K-Pod functionality standards prior to the introduction of K-Pods to the marketplace.

5.9	Out-gas Protocol.

Diedrich shall not package coffee in Diedrich K-Cups sooner than twelve (12) hours after grinding, unless specific approval is granted by Keurig based on testing results provided by Diedrich.

6.	Royalties.

6.1	Calculation of Royalty.

6.1.1	Diedrich shall pay Keurig a royalty based on the number of Diedrich K-Cups shipped per Diedrich fiscal period (thirteen 4-week periods per year). The royalty payment shall be the Diedrich K-Cup unit shipments, less the number of Diedrich K-Cups returned by Diedrich customers within the Diedrich K-Cup BUBD, times the combined total of the Base Royalty Rate plus any applicable Rental Royalty Rate as set forth in Section 6.1.2. Diedrich agrees to provide Keurig a detailed report that separately specifies Diedrich K-Cup unit shipments by variety on a weekly basis for the prior week and use this as the base for the fiscal period royalty calculation and payment.

The “Base Royalty Rate” of [* * *] cents shall be reduced by a Volume Incentive in accordance with the “Royalty Rate Schedule” as set forth below and shall be calculated at the beginning of each Diedrich fiscal quarter based on the Diedrich K-Cup unit shipment volume of the immediately preceding three calendar months, net of returns made within the Diedrich K-Cup BUBD. Such Base Royalty Rate may increase or decrease based on the prior three calendar month’s shipments in accordance with the Royalty Rate Schedule below.

[* * *]			[* * *]		[* * *]
[* * *]			[* * *]	$0.	[* * *]

[* * *]	- $	0.	[* * *]	$0.	[* * *]

[* * *]	- $	0.	[* * *]	$0.	[* * *]

[* * *]	- $	0.	[* * *]	$0.	[* * *]

[* * *]	- $	0.	[* * *]	$0.	[* * *]

[* * *]	- $	0.	[* * *]	$0.	[* * *]

No minimum royalty payments shall be payable to Keurig, provided however, that Keurig shall not be required to install subsequent Packaging Lines not justified by

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

forecasts as provided in Section 3.3.1 (unless necessitated by defects as provided in Section 3.1.6) unless the Parties have agreed to minimum royalties.

6.1.2	The Rental Royalty Rate of [* * *] cents per Diedrich K-Cup shipped shall be additive to the Base Royalty Rate unless and until Diedrich purchases the Packaging Lines in accordance with Section 4. Notwithstanding the foregoing, should Diedrich procure Diedrich K-Cups from an ACM as set forth in Section 2.5 and, if that ACM uses Keurig owned Packaging Lines to produce such Diedrich K-Cups, then Diedrich shall pay to Keurig the Rental Royalty Rate on such Diedrich K-Cups shipped by the ACM to Diedrich or Diedrich’s customers.

6.2	Payments.

Diedrich shall pay all royalties due hereunder within thirty (30) days after the date of the end of the Diedrich 4-week fiscal period for which royalties are due.

6.3	Review of Books and Records.

Keurig or its accountants shall have the right to review the records and calculations prepared by Diedrich relating to royalty payments due Keurig and to ensure compliance with Section 2.4.1. Such review shall take place on reasonable written notice during regular business hours within one year of the periods then being reviewed.

6.4	Most Favored Nation.

6.4.1	Royalty Parity.

Keurig agrees that during the term of this Agreement the volume-based incentive royalty rate schedule set forth in Section 6.1.1 or the Rental Royalty Rate set forth in Section 6.1.2 [* * *]. Notwithstanding the provisions in Section 6.1 relating to the calculation of the royalty payment, if Keurig should either (i) [* * *] of a current Licensed Roaster in the Territory or (ii) [* * *] for the manufacture and sale of K-Cups in the Territory and, in either case, provide for [* * *] than set forth in Sections 6.1.1 or 6.1.2, respectively, or in effect at the time based on terms and conditions [* * *], then within fifteen (15) days of such action, Keurig will notify Diedrich of such [* * *], either of which shall, at Diedrich’s sole discretion, automatically be deemed to apply to this Agreement effective as of the date of the adjustment under clause (i) or [* * *] under clause (ii) above, as applicable, or such later date as shall be requested by Diedrich. Keurig agrees to provide a certification attested to by an Officer of Keurig as to such royalty rate schedule upon the request of Diedrich, but not more than once every three months. If Keurig [* * *] for the manufacture and sale of K-Cups in the Territory and provides [* * *] than set forth in Sections 6.1.1 or 6.1.2, respectively, or in effect at the time based on terms and conditions [* * *], then within fifteen (15) days of such action, Keurig will [* * *] and the associated Royalty Rate Schedule and

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Rental Royalty Rate. Diedrich shall have thirty (30) days after receiving such offer to either accept or reject such offer in its entirety.

6.4.2	Royalty Alteration.

Diedrich agrees that Keurig has the discretionary right to alter the Royalty Rate Schedule and Rental Royalty Rate (“Royalty Alteration”) on Diedrich K-Cups [* * *] and (5) Diedrich agrees to accept the Royalty Alteration within sixty (60) days of receiving written notice of the Royalty Alteration. In no event shall the Royalty Alteration increase [* * *]. Should all of the foregoing conditions be met except that Diedrich does not agree to accept the Royalty Alteration within sixty (60) days of receiving written notice of the Royalty Alteration, the then-current Royalty Rate Schedule and Rental Royalty Rate shall remain in force for two years from receiving written notice of the Royalty Alteration at which time the Agreement shall terminate, notwithstanding the provisions of Section 15.

6.4.3	Review of Books and Records.

Once each calendar year, Diedrich may, at its expense, have an independent auditor audit such books and records of Keurig as are necessary or appropriate to verify Keurig’s compliance with Section 6.4.1. Such independent auditor shall agree in writing to maintain the confidentiality of all of Keurig’s records and shall be allowed only to certify to Diedrich whether or not Keurig has complied with Section 6.4.1. Such review shall take place upon reasonable written notice at a mutually agreed time during regular business hours.

7.	Appointment as Non-Exclusive Roaster Distributor.

7.1	Away From Home.

7.1.1	K-Cups. Keurig appoints Diedrich and Diedrich accepts appointment as a non-exclusive Roaster Distributor to purchase, inventory, promote, distribute and sell K-Cups to and only to the customers in the Territory set forth in Section 2.1.1.

7.1.2	Keurig AFH Products. Keurig appoints Diedrich and Diedrich accepts appointment as a non-exclusive Roaster Distributor to purchase, inventory, promote, distribute, sell, lease, loan and service Keurig AFH Products to and only to Diedrich Affiliates, Offices and Food Service and Retail Locations in the Territory.

7.1.3

Diedrich shall not knowingly sell K-Cups or distribute, sell, lease, loan and service Keurig AFH Products to customers located outside of the Territory or for use outside the Territory. Diedrich shall not solicit or accept orders for any K-Cups and Keurig AFH Products from any prospective customers that are not specified in Sections 7.1.1 and 7.1.2, respectively. If Diedrich receives an order for any K-Cups or Keurig AFH Products from a prospective customer that Diedrich is not authorized to sell to under this Section 7.1, then Diedrich shall not accept it and may, at its discretion, refer the order to Keurig. Diedrich and Diedrich Affiliates shall also be prohibited from selling, leasing or loaning or offering to sell, lease or loan Keurig AFH Products on the Internet, including but not

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

limited to showing pricing for Keurig AFH Products. Notwithstanding the foregoing restriction relative to Internet sales, Diedrich and its Affiliates may show Keurig AFH Products on their websites for the sole purpose of generating leads for AFH market development within the Territory.

7.1.4	Keurig agrees to accept as a Diedrich RNKAD any Diedrich nominated distributor in the Territory pledging to order at least the minimum number of Keurig AFH Brewers specified in Keurig’s then current Roaster Nominated Distributorship Agreement but in no case shall such minimum be more than [* * *] Keurig Model B2003 Brewers (or their equivalent as determined by Keurig) per annum per sales office, provided such distributors execute Keurig’s then current standard RNKAD agreement and meet Keurig’s credit terms. Keurig agrees that it will not actively solicit Diedrich RNKADs to distribute K-Cups produced by other Licensed Roasters through sales introductions.

7.1.5	In the event that Keurig appoints another Licensed Roaster or modifies the distribution agreement terms of another Licensed Roaster to sell Keurig AFH Products to KADs, KARDs, RNKADs, or OCS Distributors on a more favorable basis than set forth herein, Keurig shall offer Diedrich the same terms, provided that Diedrich shall have 90 days to accept or reject such other terms only in their entirety.

7.2	At Home.

7.2.1	K-Cups. Keurig appoints Diedrich and Diedrich accepts appointment as a non-exclusive Roaster Distributor to purchase, inventory, promote, distribute and sell K-Cups to and only to the customers in the Territory set forth in Section 2.1.2.

7.2.2	Keurig AH Products. Keurig also appoints Diedrich and Diedrich accepts appointment as a non-exclusive Roaster Distributor to purchase, inventory, promote, distribute and sell Keurig AH Products to and only to AH consumers, Keurig Resellers, Food Service and Retail Locations, Diedrich Affiliates, and Offices in the Territory.

7.2.3	Diedrich shall use commercially reasonable efforts at ensuring that neither it, Diedrich Affiliates, Keurig Resellers, nor Food Service and Retail Locations sell Keurig AH Products to KADs, KARDs, RNKADs, or OCS Distributors without the express written permission of Keurig. Diedrich shall not knowingly sell K-Cups and Keurig AH Products to customers for resale or use outside of the Territory. Diedrich shall not solicit or accept orders for any K-Cups and Keurig AH Products from any prospective customers that are not specified in Sections 7.2.1 and 7.2.2, respectively. If Diedrich receives an order for any K-Cups or Keurig AH Products from a prospective customer that Diedrich is not authorized to sell to under this Section 7.2, then Diedrich shall not accept the order and may, at its discretion, refer the order to Keurig.

7.2.4	AH Launch. Diedrich may commence sales of K-Cups and Keurig AH Products (“Diedrich AH Launch”) no earlier than the date of the AH Launch. Keurig reserves its

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

rights to allocate sales of Keurig AH Products subject to availability and to delay the Diedrich AH Launch until thirty (30) days subsequent to the AH Launch. The AH Launch is currently intended to occur on July 7, 2003. Notwithstanding the foregoing, Keurig reserves the right to test market Keurig AFH or AH Products and K-Cups to a select group of AH consumers in the Territory for the purposes of such AH consumers’ personal use prior to the AH Launch.

7.2.5	In the event that Keurig appoints another Licensed Roaster or modifies the distribution or license agreement of another Licensed Roaster to sell Keurig AH Products to KADs, KARDs, RNKADs or OCS Distributors, Keurig shall give Diedrich the same option on terms no less favorable than those offered to the other Licensed Roaster, provided that Diedrich shall have 90 days to accept or reject such other terms in their entirety.

7.3	Common Sales and Distribution Provisions.

7.3.1	Nothing in this Agreement will restrict Keurig from appointing other distributors in any geographic area or market segment.

7.3.2	Diedrich shall conduct its business in the sale of Keurig Products and manufacture and sale of K-Cups as a principal for its own account solely at its own risk and expense.

7.3.3	Diedrich’s pricing, credit and other terms of sale and distribution to Diedrich customers shall be at the sole discretion of Diedrich.

7.3.4	Diedrich shall pay sales, excise taxes and other governmental charges levied in respect of the resale of Keurig Products and Diedrich K-Cups by Diedrich, other than those on Keurig’s income therefrom.

7.3.5	Except as expressly provided in Sections 2, 7, or 14, nothing in this Agreement shall be construed to limit Diedrich from selling any other product to any entity.

8.	Keurig Product Sales.

8.1	Keurig Best Efforts.

Keurig will use its best efforts to fill Diedrich orders promptly upon acceptance.

8.2	Keurig AFH Products.

The price of each Keurig AFH Product sold to Diedrich shall be [* * *] FOB Keurig’s designated facility. Keurig may adjust pricing on not less than thirty (30) days’ prior written notice, provided however, that at any time during the term of this Agreement, Keurig AFH Product prices to Diedrich shall be [* * *].

8.3	Keurig AH Products.

The price of each Keurig AH Product sold to Diedrich shall be [* * *] FOB Keurig’s designated facility. Keurig may adjust

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

pricing on not less than thirty (30) days’ prior written notice, provided however, that at any time during the term of this Agreement, Keurig AH Product prices to Diedrich shall be [* * *].

8.4	Product Offering.

Subject to availability and the terms of this Agreement, Diedrich shall be able to purchase any Keurig Product that Keurig offers for sale to any third party unless such Keurig Product is specially manufactured for that third party. Notwithstanding the foregoing, Keurig reserves the right to allocate Keurig Products to its customers.

8.5	Terms of Sale.

Prices are subject to applicable state, local and federal taxes. All orders are subject to approval by Keurig at prices, terms and specifications prevailing at time of order. Merchandise, following receipt, must be unpacked and inspected to reveal concealed damage or shortage. Any shortage or damage should be reported to Keurig and to the transportation company within 10 days of receipt. All products are sold without return privileges, subject to the warranty provisions set forth in Section 9. Any merchandise returned for credit, exchange or repair must be returned in accordance with Section 9.4. Freight is FOB Keurig’s or its agent’s facility, at the discretion of Keurig. Title to goods passes to purchaser upon delivery from Keurig. Keurig reserves the right to split ship orders and cancel backorders less than $50. All backorders will be shipped in 60 days or cancelled.

8.6	Payments.

Except as otherwise specified in Section 6.2, payment of amounts due from Diedrich to Keurig shall be net thirty (30) days from date of invoice. All past due accounts are subject to a late charge of 1.5% per month on the unpaid overdue balance. All payments due under this Agreement shall be drawn on a Canadian or U.S. Bank and payable in United States dollars.

8.7	Guaranty of Sales to Affiliates.

At Diedrich’s discretion, Diedrich Affiliates may purchase Keurig Products and K-Cups directly from Keurig at Diedrich’s price as described in Section 8.2 and 8.3, and purchases by Diedrich Affiliates will be considered as purchased by Diedrich for the purposes of determining such price, provided, however, that Diedrich hereby guarantees to Keurig the full and punctual payment of the amounts invoiced Diedrich Affiliates when due and their performance of all other obligations to Keurig hereunder or in connection with such purchases (the “Guaranty”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the amounts invoiced and not of their collectibility only and, except as expressly provided below, is in no way conditioned upon any requirement that Keurig first attempt to collect any of the amounts invoiced from the Diedrich Affiliate or resort to any collateral security or other means of obtaining payment. Should the Diedrich Affiliate default in the payment of any of the amounts invoiced, default being defined as failure to pay the full invoiced amount within sixty (60) days of the invoice date unless contested in good faith (the “Default”), such amounts invoiced in default shall become due and payable to Keurig by Diedrich under this Guaranty within thirty (30) days following

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

reception by Diedrich of a copy of the notice sent by Keurig to the defaulting Diedrich Affiliate indicating the amount that remains outstanding and for which it is in Default.

The obligations of Diedrich under this Guaranty shall continue in full force and effect until Keurig has received written notice of Diedrich’s intention to discontinue this Guaranty in full or to exclude from this Guaranty specific Diedrich Affiliates that Diedrich considers, in its sole discretion, not credit worthy:

•

Notice to discontinue this Guaranty in full shall take effect immediately upon its reception by Keurig or such later date as Diedrich may specify in its notice. Upon receipt of such a notice, Keurig shall have the full and unrestricted right to cancel any outstanding purchase orders for Keurig Products from any Diedrich Affiliates and to refrain from accepting any further purchase orders from such Affiliates without liability to Diedrich or such Affiliates.

•

Notice to exclude from this Guaranty specific Diedrich Affiliates shall take effect immediately upon its reception by Keurig. Upon receipt of such a notice, Keurig shall have the full and unrestricted right to cancel any outstanding purchase orders for Keurig Products from such specific Diedrich Affiliate and to refrain from accepting any further purchase orders from such specific Diedrich Affiliate without liability to Diedrich or such Affiliates.

In addition, no such notices shall affect the validity and effectiveness of this Guaranty with respect to amounts invoiced by Keurig before their respective effective dates.

In the event that Keurig receives any payments from Diedrich on account of its liability under this Guaranty, Diedrich shall have all rights to claim repayment from and against the defaulting Diedrich Affiliate and shall be subrogated to any and all rights of Keurig with respect to that specific instance of default.

Any restrictions or other limitations on Diedrich’s right to purchase or sell Keurig Products and K-Cups set forth in this agreement shall be binding and have the same effect on Diedrich Affiliates.

8.8	No Restrictions.

Keurig maintains its own sales force to promote Keurig Products and K-Cups to customers. Nothing in this Agreement shall be construed to restrict Keurig in the resale, pricing or other terms of sale of any Keurig Product or K-Cups to any customer inside or outside of the Territory.

9.	Keurig Warranty.

SUBJECT TO SECTION 18, THE KEURIG PRODUCTS WARRANTY PROVISIONS SET FORTH IN THIS SECTION SET FORTH KEURIG’S SOLE LIABILITY FOR CLAIMS BASED UPON DEFECTS IN, OR FAILURE OF ANY KEURIG PRODUCTS PROVIDED HEREUNDER. SUBJECT TO SECTION 18, THESE PROVISIONS ARE DIEDRICH’S EXCLUSIVE

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

REMEDIES FOR CLAIMS BASED UPON DEFECTS IN, OR FAILURE OF ANY KEURIG PRODUCTS PROVIDED HEREUNDER. KEURIG HEREBY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO KEURIG PRODUCTS SUPPLIED HEREUNDER BY KEURIG INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

9.1	Away From Home Brewers.

Keurig shall provide Diedrich with a limited one-year warranty on each Keurig AFH Brewer from the date of shipment to Diedrich (the “Keurig AFH Warranty”). Keurig warrants that Keurig AFH Brewers will be free of design, material and workmanship defects and fit for their intended use. Keurig will repair or replace Keurig AFH Brewers for a period of one (1) year from date of shipment to Diedrich any defective Keurig AFH Brewer. If a Keurig AFH Brewer is found to be defective within 30 days of shipment, Keurig shall first attempt to effect the repair such brewer. If Keurig determines that it will not be able to effect the repair of a Keurig AFH Brewer found to be defective within 30 days of shipment, Keurig will replace such brewer with a new brewer. If a Keurig AFH Brewer is found to be defective more than 30 days after shipment, Keurig in its sole discretion shall repair such brewer or replace such brewer with a refurbished brewer in like new condition.

9.2	At Home Brewers.

Keurig shall provide Diedrich with a limited one-year warranty on each Keurig AH Brewer from the date of the original end-user’s purchase from Diedrich (the “Keurig AH Warranty”). Keurig warrants that Keurig AH Brewers will be free of design, material and workmanship defects and fit for their intended use. Keurig will repair or replace any defective Keurig AH Brewer for a period of one (1) year from date of the original end-user’s purchase, subject to proof of purchase by end-user or proof of sale by Diedrich. If a Keurig AH Brewer is found to be defective within 30 days of such purchase, Keurig shall replace such brewer with a new brewer. If a Keurig AH Brewer is found to be defective more than 30 days after such purchase, Keurig in its sole discretion shall repair such brewer or replace such brewer with a refurbished brewer in like new condition. Keurig will not use any warranty registration process to intentionally solicit consumers that purchased the Keurig AH Brewer from Diedrich.

9.2.1	Keurig shall provide Diedrich’s end-user customers with a limited one-year warranty on each Keurig AH Brewer from the date of the original end-user’s purchase from Diedrich (the “Keurig AH Customer Warranty”). Keurig warrants that Keurig AH Brewers will be free of design, material and workmanship defects and fit for their intended use. Keurig will repair or replace any defective Keurig AH Brewer for a period of one (1) year from date of the original end-user’s purchase, subject to proof of purchase.

9.2.2	Notwithstanding Section 9.2, the warranty for Keurig Brewers purchased by Diedrich for the purposes of AH test marketing as set forth in Section 7.2.5 shall be limited to the specific terms and conditions agreed to by the Parties for each purchase of such Keurig Brewers by Diedrich as set forth in Schedule 7.2.5.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

9.2.3	Notwithstanding this Section 9.2, should AH Brewers be used or sold by Diedrich as AFH Brewers, the warranty terms for such Brewers shall be as set forth in Section 9.1.

9.3	Common Warranty Provisions.

Keurig will perform warranty service at Keurig’s designated facility, provided Diedrich returns the Keurig Brewer in accordance with Keurig’s shipping instructions. Keurig’s sole responsibility under this warranty shall be, to either repair or replace the Keurig Brewer. Keurig shall only be responsible for its own costs of materials and its own labor in connection with warranty claims. For all replacement parts not manufactured by Keurig, Keurig shall make commercially reasonable efforts to pass through warranty coverage from its suppliers to Diedrich. All defective Keurig Brewers, or defective components thereof, returned under this warranty shall become Keurig property. If Keurig determines that the original Keurig Brewer did not contain a design, material or workmanship defect, Diedrich shall pay Keurig all costs of handling, transportation, and repairs at Keurig prevailing rates, which Keurig shall make available to Diedrich at Diedrich’s reasonable request. Diedrich shall not represent, neither explicitly nor implicitly, that it is offering, adopting or issuing the Keurig AFH Warranty or Keurig AH Customer Warranty; nor shall Diedrich affirm, promise or undertake any warranty obligation on behalf of Keurig with respect to any Keurig Brewers. The warranty is void under the following circumstances:

9.3.1	Diedrich repairs Keurig Brewers with replacement parts that have not been purchased from or approved by Keurig.

9.3.2	Negligent installation, repair, or operation of Keurig Brewers, including but not limited to, operation of Keurig Brewers without a Keurig approved water filtration system unless the brewer is not designed for a direct water line connection. Keurig approved water filtration systems include the Omnipure KQ8.

9.3.3	Abuse or neglect, including but not limited to, failure to periodically clean or remove mineral deposit accumulations from Keurig Brewers.

9.3.4	Keurig Brewers damaged in transit from Diedrich to Keurig due to improper packaging.

9.3.5	Keurig Brewers damaged after delivery from Keurig to Diedrich. Shipping damage claims should be submitted to the shipping company.

9.4	Keurig Brewer Return Procedure.

Any Keurig Brewers returned must have an Authorization To Return (ATR) number, which can only be issued by Keurig’s Service Department at 1-888-CUP-BREW and which shall not be unreasonably withheld. All returns shall be returned at Keurig’s expense in cartons marked with the ATR number. Keurig Brewers must be packed in the appropriate standard Keurig Brewer carton. Keurig reserves the right to not accept delivery of Keurig Brewers returned in cartons other than the appropriate standard Keurig Brewer cartons or cartons that are not labeled with the ATR number.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

10.	Training.

For as long as Diedrich is a distributor of Keurig Products, Keurig agrees to provide periodic free training on a reasonable basis to technical and service representatives designated by Diedrich in all aspects of servicing and operation of Keurig Products, and will provide Diedrich with up to date service materials on Keurig Products.

11.	Marketing Policies.

11.1	Cooperation and Cost Sharing.

Keurig and Diedrich agree to co-operate in promoting Keurig Products and Diedrich K-Cups. Diedrich will develop sales materials, merchandising materials and retail displays from time to time to market and sell Keurig Products. All Diedrich sales literature, fixtures or any other marketing or merchandising material used to promote Diedrich K-Cups and or Keurig Products not subject to cost sharing shall be available for sale to Keurig at prices established by Diedrich from time to time. The Parties will review cost sharing of trade show participation on a situation-by-situation basis, and discuss in good faith cooperation to maximize the exposure given to Keurig Products and Diedrich K-Cups at trade shows. Nothing herein shall obligate either Party to promote Keurig Products or Diedrich K-Cups at any trade show.

11.2	Diedrich Advertising of AH Products.

Diedrich shall be required to advertise the availability from Diedrich or Keurig of Keurig AH Product offerings (e.g., that Diedrich or Keurig offers an AH line of products using Keurig’s brewing technology) commencing 30 days prior to the AH Launch currently planned by Keurig for July 7, 2003. This shall include but not be limited to promoting Keurig AH Products in Diedrich’s company owned retail locations, website and catalogs, and, as practicable at Diedrich’s discretion, on packaging materials for Diedrich K-Cups (e.g. the front of the current 25-pack sleeve of Diedrich K-Cups). Notwithstanding the foregoing, Diedrich may first deplete its inventories of printed matter in its possession or under its control prior to the AH Launch before complying with the requirements of this Section, provided that such inventories are purchased in accordance with Diedrich’s normal course of business.

11.3	Diedrich on Keurig’s Website.

Keurig shall place on its website an Internet hyperlink to Diedrich’s website. Diedrich shall have the right to approve the form and content of any information about Diedrich on Keurig’s website, such approval not to be unreasonably withheld or delayed.

11.4	Sharing of Information.

Keurig and Diedrich agree to share all information related to design, packaging, performance and functionality of Keurig AH Products and the K-Cup. Upon request, Keurig will provide to Diedrich specific information on those AH customers that identify themselves as (i) having purchased a Keurig AH Product from Diedrich and (ii) having permitted Keurig to release that information back to Diedrich. All such shared information shall remain subject to the confidentiality provisions of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

11.5	Post-AH Launch Offering of AH Brewers.

Subject to minimum order requirements and subsequent to the AH Launch, Keurig shall offer for sale to Diedrich Keurig AH Brewers that are not accompanied by any promotional materials or sample coffee that promotes the purchase of coffee from any other Licensed Roaster.

12.	Marks.

12.1	Use of Keurig Marks on K-Cups and K-Cup Packaging.

Diedrich will label all Diedrich K-Cups with either (a) the then current Diedrich Marks appropriate to lid stock; or (b) such marks as may be licensed to Diedrich by its customers as otherwise permitted in this Agreement. Each Diedrich K-Cup label or lid shall also state: “For Keurig Brewers.” Instructions on Diedrich K-Cup packing cartons shall be intended to optimize the user’s understanding of how to use the complete Keurig Brewing System (K-Cup, Keurig Brewer and, if applicable, the K-Cup dispensing unit) including at least the specific reference “For Keurig Brewers.” The packing cartons used to pack and dispense Diedrich K-Cups shall also include copy that contains references to Keurig patents and patents pending, as well as Keurig’s logo and/or “Keurig Brewed” tag line or logo in a reasonable size relative to Diedrich’s logo and that is legible to a user from 6 feet. As soon as possible after new patents are granted and such information is provided to Diedrich, Diedrich shall update product labels and literature to reflect the new patents after depleting stocks of its current inventory. Diedrich may use Keurig Marks as provided by Keurig together with then current Diedrich Marks on any point-of-sale material, including standees, cups, napkins, dispensers, creamers, stirrers or brewers or advertising materials as permitted by the grant of license.

12.1.1	Use of Keurig Marks for AFH marketing.

Keurig shall work with Diedrich in good faith to develop prior to the AH Launch a set of mutually agreeable Keurig branding guidelines to be used in conjunction with Diedrich marketing of the AFH Keurig Brewing System. Such guidelines will include a requirement to refer to Diedrich’s K-Cup as a “K-Cup” unless otherwise specified by Keurig.

12.1.2	Use of Keurig Marks for AH marketing.

Keurig shall work with Diedrich in good faith to develop prior to the AH Launch a set of mutually agreeable Keurig branding guidelines to be used in conjunction with Diedrich marketing of the Keurig Brewing System for the AH market. Such guidelines will include but are not limited to branding on Diedrich’s K-Cup packaging, website, sales collateral, catalogs and advertising. The purpose of such guidelines is to ensure that Diedrich’s customers and ultimate consumers are aware of the unique Keurig brewing technology associated with the Keurig Brewing System for the AH market. Such guidelines will include requirements that include the following: to refer to Diedrich’s K-Cup as a “K-Cup,” to use the term “Keurig Brewed” in conjunction with Diedrich K-Cups, and the promotion of “Keurig Brewed” or “Keurig Brewed Single Cup” technology unless otherwise specified by Keurig.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

12.2	Rights in Marks.

Keurig acknowledges that all rights in and to Diedrich’s and its customers’ Marks, including the goodwill derived therefrom, are the sole and exclusive property of Diedrich and its customers. All uses of Diedrich’s or its customers’ Marks are subject to the prior written approval of Diedrich. Keurig acknowledges that Diedrich’s rights in and to its Marks are special and unique, and that notwithstanding the arbitration provisions of this Agreement, Diedrich shall be entitled to specific performance and injunctive relief to prevent a breach or threatened breach of its rights pursuant to this Section 12. Keurig shall promptly notify Diedrich of any infringements, imitations, illegal use or misuse of Diedrich Marks which come to Keurig’s attention.

Diedrich acknowledges that all rights in and to the Keurig Marks, including the goodwill derived therefrom, are the sole and exclusive property of Keurig. Subject to the grant of license and except as otherwise specifically permitted by this Agreement, all uses of Keurig Marks are subject to the prior written approval of Keurig. Diedrich is prohibited from modifying any of Keurig’s Products including covering or removing any Keurig labeling or logo without prior written permission from Keurig. Diedrich acknowledges that Keurig’s rights in and to its Marks are special and unique, and that notwithstanding the arbitration provisions of this Agreement, Keurig shall be entitled to specific performance and injunctive relief to prevent a breach or threatened breach of its rights pursuant to this Section 12. Diedrich shall not reference Keurig except in connection with Keurig Products and Diedrich K-Cups.

The provisions of this Section 12.2 shall survive termination of this Agreement with the exception that after termination of this Agreement either Party may deny approval for the use of their Marks to the other Party in its absolute discretion.

12.3	Display of Marks.

The Parties agree that any of their respective Marks that have been pre-approved under Section 12 and listed in Schedule 12.3 may be displayed in any media as part of a representation of the Keurig Brewing System for the purpose of sales literature without the further prior approval of the other Party. Diedrich agrees that its sales literature shall reference Keurig patents as above. Diedrich may use and display the “Keurig” Mark in any advertising or promotional material without prior written consent so long as the material includes reference to Keurig as the owner of the Mark.

12.4	Maintenance of Intellectual Property.

Keurig shall be responsible for maintaining the intellectual property licensed in this Agreement, including Keurig Marks and patents, in full force and effect throughout the term of this Agreement.

12.5	Notice of Infringement

Each Party shall advise the other promptly of any instances of infringements, imitations, illegal use or misuse, of any intellectual property licensed in this Agreement, including Keurig Marks and patents. Diedrich shall have the right to commence legal action for the enforcement of any such licensed intellectual property in the Territory, but prior to the commencement of any such

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

action by Diedrich, Diedrich shall advise Keurig by notice in writing of its intention to do so. Keurig shall have the option to be exercised by delivery of notice in writing to Diedrich to assume the conduct of any such action and appoint counsel of its choice at any time during the action provided that Keurig reimburses Diedrich for all reasonable legal costs incurred by Diedrich from the date of commencement of the action. Keurig and Diedrich shall co-operate fully in the prosecution of any such action free of charge, and each agrees that it shall be joined as a Party plaintiff to the action and authorizes such joinder. Each shall have the right at its own expense to retain independent counsel who shall be kept fully informed of all issues in the action, who shall be advised in advance of each new step in the action, and who shall be entitled promptly to receive copies of all pleadings, documents and correspondence regarding the action. In the event that any such action is successfully prosecuted against an infringer, any damages, accounting of profits, award of legal costs or other recovery shall be applied first to reimburse the Party having the conduct of the action for its reasonable legal expenses, including any amounts paid by Keurig to Diedrich in assuming the conduct of the action, and any remaining amounts shall then be divided between Keurig and Diedrich in proportion to the damages suffered by Diedrich and the Royalties lost by Keurig with respect to the infringing conduct, subject to arbitration as hereinafter set out if the Parties are unable to agree upon such proportion. In the event that any such action is unsuccessful, the Party responsible for the conduct of the action shall be responsible for paying any legal costs that may be awarded to the successful defendant.

12.6	Infringement Action

Keurig shall at Keurig’s expense conduct the defense of any action on behalf of Diedrich commenced in the Territory against Diedrich for infringement of any intellectual property licensed in this Agreement, provided that such infringement is necessarily incidental to the exercise of the rights granted in this Agreement and provided that Diedrich promptly advises Keurig of any threatened action or claim against Diedrich and co-operates fully with Keurig in the defense of any action including providing such information and evidence regarding any alleged acts of infringement as may reasonably be required by Keurig. Keurig shall have the exclusive right to select counsel of its choice to defend any such action. Keurig may settle any such action or claim against Diedrich in such manner as Keurig in its absolute discretion sees fit provided that any such settlement shall not interfere with Diedrich’s right to exercise the rights granted in this Agreement and provided that Keurig bears all costs associated with the settlement including any compensation for past infringement and any royalties or other costs required to enable Diedrich to continue to exercise the rights granted in this Agreement. Keurig may settle any such action or claim on any other basis with the prior written consent of Diedrich.

12.7	License

In the event Keurig stops supplying any Keurig Products or K-Cups in the ordinary course of its business within the Territory, the Parties shall negotiate in good faith a non-exclusive license for Diedrich to manufacture, use and sell such Keurig Products or K-Cups within the Territory, and Diedrich shall pay to Keurig a reasonable royalty for such license.

13.	Sales Policies.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

13.1	Diedrich’s Best Efforts.

Where appropriate and in accordance with their client’s needs and desires, Diedrich will use best efforts to promote vigorously and effectively the sale of Diedrich K-Cups and Keurig Products in the Territory, as provided for in this Agreement. Diedrich will accept orders for, pick, and ship Diedrich K-Cups and Keurig Products in accordance with the same policies, procedures, and performance standards it uses for its non-Keurig product offerings.

13.2	New Keurig Authorized Distributors.

Keurig agrees to inform Diedrich of all new Keurig Authorized Distributors within five (5) business days of their acceptance (but in any event, no later than any other roaster is informed), including requested credit and other reasonable commercial information.

14.	Non-Compete.

14.1	Basic Terms of Non-Competition.

For the term of this Agreement, Diedrich agrees that it will not directly or indirectly: (a) install or solicit for installation, design or solicit for the design, develop or solicit the development of any manufacturing line or system to manufacture single-cup, portion-pack cartridges for use in a conjunction with a pressurized hot water system other than the Keurig Brewing System; and (b) design, develop, or manufacture, or contribute in any way thereto, any single-cup, portion-pack products, including any brewer designed for use with single-cup, portion pack cartridges other than the Keurig Brewer, in the case of both clauses (a) and (b) that contemplate all of the following concepts:

•	Single serving of ground coffee, tea, hot chocolate or other non-coffee soluble hot beverage base contained in a brewing chamber;

•	A brewing chamber designed to be pierced during the brewing process to allow hot water in and the brewed beverage out;

•	A pressurized brewing process that takes place at pressures less than 30 psi inside the brewing chamber; and

•	A brewing chamber requiring no human manipulation other than placing the brewing chamber in the brewing machine.

Examples of the above systems that would be competitive include single-cup portion-pack coffee systems such as those manufactured by Flavia and Kenco. Examples of systems that would not be competitive are hopper-based single-cup coffee systems such as those manufactured by Filterfresh and Brio and espresso pod-based systems such as Illy pod espresso machines, Café Espresso and 123spresso systems.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

This Non-Compete does not apply to single-cup, portion-packed hot beverage products or brewing systems that are not used to brew coffee or tea (including herbal tea) until the time that Keurig offers a single-cup, portion-pack product that produces the same type of non-coffee hot beverage and that Diedrich agrees to distribute such product.

14.2	Sale by Affiliates.

Section 14.1 shall not apply to the sale of any single-cup, portion-pack products described under Section 14.1, including any brewer designed for use with single-cup, portion pack cartridges, by Diedrich or a Diedrich Affiliate.

14.3	Private Label K-Cups.

Nothing in this Agreement shall be construed to prohibit Diedrich from contracting with any third party customer for the manufacture and sale by Diedrich of the customer’s private-label K-Cups; provided, however, that such private label K-Cups shall be deemed to be Diedrich K-Cups and as such, be subject to the provisions of this Agreement. Notwithstanding the foregoing, Diedrich agrees to provide Keurig with any proposed contract between Diedrich and any third party relating to private label K-Cup manufacture and sale prior to such contract’s execution, provided, however that Diedrich reserves the right to maintain the confidentiality of any information in such contract related to pricing between Diedrich and the third party. Keurig shall have the right to approve or disapprove any such contract based on such contract’s compliance with the terms and conditions of this Agreement. Keurig shall review and either approve or disapprove such contracts in a timely fashion. If Keurig disapproves any such contract, Keurig shall provide Diedrich with written notice describing how such contract is not in compliance with this Agreement so that such contract may be brought into compliance with this Agreement.

14.4	Termination of Non-Competition.

Notwithstanding Section 14.1, Diedrich’s obligations pursuant to this Section 14 shall terminate upon either Party providing one (1) year’s notice of non-renewal as provided for in Section 15.1, Keurig’s receipt of two (2) years’ written notice of termination from Diedrich as provided for in Section 15.3.1 or upon Diedrich’s receipt of two (2) years’ written notice of termination from Keurig as provided for in Section 15.4.1. Notwithstanding the arbitration provisions of this Agreement, Keurig shall be entitled to specific performance and injunctive relief to prevent a breach or threatened breach of its rights under this Section 14.

14.5	Most Favored Nation.

In the event that the non-competition obligations of any Licensed Roaster are more favorable to such Licensed Roaster than those contained herein, Keurig shall notify Diedrich, which shall then have the right to amend the non-competition obligations contained in this Section 14 to be the same or substantially the same as the license agreement of such Licensed Roaster.

15.	Term and Termination of Agreement.

15.1	Term.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

This Agreement shall have a term of ten (10) years (the “Initial Term”) and shall automatically renew thereafter for successive terms of five-years (each a “Renewal Term”) unless Keurig notifies Diedrich in writing of its intent not to renew at least one (1) year prior to the expiration of the Initial Term or any Renewal Term or unless this Agreement is earlier terminated as provided for in this Section 15. Notwithstanding the foregoing, Keurig shall not have a right to terminate at the end of the Initial Term if Diedrich’s K-Cup sales for the twelve month period ending one (1) year prior to the end of the Initial Term are at least [* * *] units and Keurig shall not have a right to terminate at the end of any Renewal Term provided Diedrich’s K-Cup sales for the twelve month period ending one (1) year prior to the end of each Renewal Term are at least [* * *] units greater than Diedrich’s K-Cup sales for the twelve month period ending five (5) years earlier.

15.2	Termination for Cause.

15.2.1	Notwithstanding the foregoing, either Party may terminate this Agreement for Cause. “Cause” shall be understood as any of the following events: (1) material breach of this Agreement; (2) institution by or against a Party of bankruptcy, insolvency or receivership proceedings or an admission of a Party of its inability to pay its debts as they become due; or (3) commencement by a Party of any steps toward liquidation, dissolution or winding up of its affairs.

15.2.2	Prior to effecting termination under Section 15.2.1 clause 1, either Party shall provide prior written notice of breach to the defaulting Party and if such breach is not cured within thirty (30) business days of notice, the Party shall then attempt to resolve the matter in good faith through direct negotiations prior to calling on any remedies set forth in Section 19.13. If the Parties cannot resolve the matter within fifteen (15) days of their first meeting, the dispute shall be settled in accordance with Section 19.13 of this Agreement. If the judgment rendered as a result of the procedures required in Section 19.13 validates the terminating Party’s assertion that it is entitled to terminate pursuant to Section 15.2.1 clause 1, that Party may terminate this Agreement upon ninety (90) days’ prior written notice to the defaulting Party. Any termination under Section 15.2.1 clause 2 or 3 shall be effective immediately upon providing written notice to the defaulting Party.

15.3	Diedrich Termination Rights.

15.3.1	Diedrich may terminate this Agreement at any time and for any reason upon providing Keurig with two (2) years’ prior written notice.

15.3.2

Notwithstanding the termination of this Agreement, Diedrich, at its own option, may continue to sell and deliver Diedrich K-Cups remaining in its inventory in order to fulfill existing customer orders at prevailing Diedrich list prices for a six (6) month period after the termination of this Agreement, and Diedrich will continue to permit Keurig to resell Diedrich K-Cups that are in its inventory that contain the Diedrich Marks. Keurig shall have an option, exercisable within thirty (30) days of the termination of this Agreement,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

to purchase and take delivery of any or all of the remaining Diedrich K-Cups in Diedrich’s inventory (subject to any reserve in order to allow Diedrich to fulfill existing customer orders) at Diedrich’s then prevailing list prices in accordance with Section 2.4. If Keurig fails to exercise such option, Diedrich may sell any inventory remaining after fulfilling its own existing customer orders through customary distribution channels and at prevailing Diedrich list prices, subject to the royalty provisions of Section 6.

15.4	Keurig Termination Rights.

In addition to those termination rights as contemplated in Section s 15.1 and 15.2, Keurig may also terminate this Agreement upon two years’ notice to Diedrich if Diedrich refuses a Royalty Alteration as contemplated in Section 6.4.2.

16.	Obligations on Termination.

On termination of this Agreement, Diedrich shall cease to be a Roaster Distributor with rights to purchase Keurig Products from Keurig or K-Cups from Keurig and Licensed Roasters and to have any other rights hereunder (the “Terminated Roaster Distributor”), except as expressly set forth hereinbelow:

16.1	Except in the event of knowing and intentional submission by Diedrich to Keurig of false or fraudulent reports or statements (in which case all rights by the Terminated Roaster Distributor to purchase Keurig Products and K-Cups hereunder shall irrevocably cease), and subject to the other terms and conditions of this Section 16, the Terminated Roaster Distributor may continue to purchase K-Cups and other Keurig Products, but not Keurig Brewers, from Keurig [* * *] on Keurig’s [* * *] and K-Cups from Licensed Roaster(s), provided Diedrich and such Licensed Roaster(s) are able to agree on such arrangement, at prices and terms agreed between such Licensed Roaster(s) and Diedrich for the sole purpose of supplying the requirements of the Keurig Brewers owned by Diedrich so long as such Keurig Brewers remain within the Territory (“Installed Brewers”). Keurig hereby agrees to pass through to Diedrich any expressed or implied warranties of any Licensed Roaster in connection with such Licensed Roaster’s K-Cups purchased under this Agreement. Keurig reserves the right to establish separate credit terms or no credit terms for the Terminated Roaster Distributor, in its absolute discretion. Keurig may require, as a condition to Keurig’s obligations under this Section 16.1, that all amounts owed by the Terminated Roaster Distributor to Keurig, notwithstanding prior terms of sale, become immediately due and payable and any other faults or breaches under this Agreement be cured. If Keurig so requires, the Terminated Roaster Distributor’s rights under this Section 16.1 shall be tolled until all such amounts have been paid in full and/or such faults or breaches cured. Any termination of this Agreement shall not affect any other rights then accrued. Keurig’s obligations to continue to supply K-Cups and Keurig Products, but not Keurig Brewers, hereunder shall continue only so long as Keurig continues to provide the applicable Keurig Products or K-Cups in the ordinary course of its business within the Territory.

16.2

Diedrich shall not sell or use any K-Cups or Keurig Products supplied by Keurig or K-Cups supplied by Licensed Roasters under Section 16.1 for Keurig Brewers other than the Installed Brewers located within the Territory. Diedrich hereby agrees that, in addition to Keurig’s other

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

remedies, Keurig shall be entitled to specific performance and injunctive relief to cease or prevent a breach of its rights under this Section 16.2.

16.3	With the specific exception of the K-Cup trademark, Diedrich shall limit its use of Marks to inventories existing at the time of termination of stationary, advertising matter and other printed matter in its possession or under its control. Diedrich shall immediately take all commercially reasonable steps to remove and cancel its listings in telephone books, and other directories, and public records, or elsewhere that contain Marks. Notwithstanding Section 19.8 herein, if Diedrich fails to obtain such removals or cancellations promptly, Diedrich hereby appoints Keurig as its attorney-in-fact for the limited purpose of making application for such removals or cancellations on behalf of Diedrich and in Diedrich’s name and in such event Diedrich will render reasonable assistance. Notwithstanding the arbitration provisions of this Agreement, Keurig shall be entitled to specific performance and injunctive relief to prevent a breach or threatened breach of its rights under this Section.

16.4	All unshipped orders for Keurig Brewers shall be cancelled without liability of either Party to the other.

16.5	Neither Party shall be liable to the other because of such termination for compensation, reimbursement, or damages on account of the loss of prospective profits or anticipated sales, or on account of expenditures, investments, lease or commitments in connection with the business or goodwill of Keurig or Diedrich. Nothing in this Subsection 16.5 nor a termination of this Agreement by either Party under Section 15 shall be deemed to relieve the other Party of any liability arising out of a breach of its obligations under this Agreement.

16.6	The Terminated Roaster Distributor’s rights to continue to purchase K-Cups and Keurig Products from Keurig or a Licensed Roaster under Section 16.1 shall terminate immediately and irrevocably upon notice in the event of the Terminated Roaster Distributor’s breach of any provision of this Section 16, or upon the Terminated Roaster Distributor’s failure to pay any amount owed when due, which failure is not cured within ten (10) days following written notice from Keurig. It is expressly understood and agreed that Keurig’s rights in the event of such breach or failure shall include the right to cause its Licensed Roasters to cease supplying K-Cups and Keurig Products to the Terminated Roaster Distributor pursuant to Keurig’s contractual arrangements with its Licensed Roasters.

17.	Confidentiality of Customers; Confidentiality.

Diedrich hereby acknowledges Keurig’s intent to inform current and subsequent Licensed Roasters of all KADs and other entities that distribute K-Cups. Keurig hereby agrees during the term of this Agreement and for a period of ten (10) years from the termination of this Agreement not to inform other Licensed Roasters, and to treat as confidential, all Confidential Information, whether any such entities purchase Keurig Products and K-Cups from Diedrich, unless such information is publicly available.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Each of the Parties acknowledges that, in the course of performing their respective obligations hereunder, a Party (“Receiving Party”) may receive information which is proprietary and confidential to the other Party and its Affiliates (“Disclosing Party”) and which the Disclosing Party wishes to protect from public disclosure (“Confidential Information”). Confidential Information includes nonpublic information that Disclosing Party designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential Information includes, without limitation, all information disclosed at any time before, after or at the time of execution of this Agreement to the Receiving Party relating to the Disclosing Party’s businesses, customers, products, manufacturing techniques, marketing and sales forecasts, financial status, product development plans, strategies and the like. Excluded from the definition of Confidential Information is information:

•	Already in public domain (except as specifically provided above);

•	Which passes into the public domain through no fault of the Receiving Party;

•	Released to third parties by the Disclosing Party without restriction; or

•

That the Receiving Party is ordered to release by a court or agency of competent jurisdiction. In such event, the Receiving Party shall notify the Disclosing Party immediately of the subpoena. It will be the burden of Disclosing Party to move for a protection order or similar device upon notice, and to notify the Receiving Party within a seventy-two (72) hour period, or less if required by the subpoena, that it is doing so. Failure of a Disclosing Party to timely notify the Receiving Party will release the Receiving Party from its confidentiality obligations.

The Receiving Party shall, during the term of this Agreement and for a period of five (5) years from the date of termination of this Agreement:

•

Ensure that the Confidential Information of the Disclosing Party is not revealed to anyone, in whole or in part, except to its employees and to third parties employed by it where it is essential that the Confidential Information be revealed in order to ensure the fulfillment of its obligations under this Agreement;

•	Use the Confidential Information only to the extent where it is essential or desirable that it do so in order to ensure the fulfillment of its obligations under this Agreement;

•

Take the necessary measures to inform each of its employees and third parties employed by it and to whom it discloses Confidential Information, of the nature of such information and its confidential character and to assure that each of its employees and such third parties respect all the obligations of the Receiving Party in accordance with this Agreement;

•	Inform the Disclosing Party of any unauthorized disclosure or use of the Confidential Information of which it is aware; and

•

Return to the Disclosing Party the Confidential Information, upon the Disclosing Party’s request, or at the latest, at the time of the termination of this Agreement, without the requirement of notice, all the Confidential Information that the latter has revealed to it.

Notwithstanding the arbitration provisions of this Agreement, either Party shall be entitled to specific performance and injunctive relief to prevent a breach or threatened breach of its rights under Section 17 of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

18.	Indemnification.

18.1	Keurig Indemnification of Diedrich.

Keurig shall indemnify and hold harmless Diedrich, its officers, directors, employees, and agents from and against any loss, damage, cost or expense (including reasonable attorneys’ fees) arising out of: (1) default of Keurig under this Agreement; (2) breach of any Keurig warranty or representation under this Agreement; (3) any third party patent, trademark or copyright claim or action alleging infringement or violation of any other third party proprietary right as a result of Diedrich’s use of any Keurig patent, trademark, or other materials provided by Keurig for use by Diedrich; (4) any defect in the design of the Keurig Brewing System, K-Cups or any component thereof; (5) any manufacturing defect, including in material and workmanship, in the Packaging Lines or any Keurig Brewer or any component thereof, including but not limited to any actual or alleged injury damage, injury, death or consequent occurring to any person as a result, directly or indirectly, or the operation, maintenance or use of the Packaging Line(s) and/or consumption of coffee, tea or non-coffee soluble hot beverage via the K-Cup and/or Keurig Brewing System whether claimed by reason of breach of warranty, negligence, Keurig Product defect, Packaging Line defect or otherwise and regardless of the forum in which any such claim is made. Keurig shall maintain general and products liability insurance in an amount of not less than [* * *] dollars on an occurrence basis.

18.2	Diedrich Indemnification of Keurig.

Diedrich shall indemnify and hold harmless Keurig its officers, directors, employees, and agents from and against any loss, damage, cost or expense (including reasonable attorneys’ fees) arising out of: (1) default of Diedrich under this Agreement; (2) breach of any Diedrich warranty or representation under this Agreement; (3) any third party trademark or copyright claim concerning use by Keurig of any Diedrich Mark provided by Diedrich to Keurig pursuant to this Agreement; (4) any third party claim of damage, injury, death or consequence related to the coffee, tea or non-coffee soluble hot beverage base, or any other raw material used by Diedrich in the manufacture and/or sale of Diedrich K-Cups. Diedrich shall maintain general and products liability insurance in an amount of not less than [* * *] dollars on an occurrence basis.

19.	General.

19.1	Scope of Agreement.

The Parties agree that the scope of this Agreement is limited to the AFH and AH markets. In no way do the terms of this Agreement affect the Parties’ rights in other markets or with other products or create any obligations or rights pertaining thereto.

19.2	Additional Agreements.

In the event of any conflict between any Diedrich purchase order and any term or condition in this Agreement, the terms and conditions of this Agreement shall control.

19.3	Force Majeure.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Either Party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from a natural calamity, act of government or similar cause beyond the control of such Party, provided that, in order to be excused from delay or failure to perform, such Party must give written notice to the other containing reasonable particulars of such delay or failures in question and act diligently to remedy the cause of such delay or failure.

19.4	No Implied Waivers.

Failure to insist upon strict compliance with any of the terms, condition, covenants, and agreements of this Agreement in any particular instance shall not be deemed a waiver of such terms, conditions, covenants or agreement in any other instance.

19.5	Acknowledgments.

Each Party acknowledges that, except as set forth in this Agreement, no representation or statement, and no understanding or agreement, has been made, or exists, and that in entering into this Agreement each Party has not relied on anything done or said or on any presumption in fact or in law, (1) with respect to this Agreement, or to the duration, termination or renewal of this Agreement, or with respect to the relationship of the Parties, other than as expressly set forth in this Agreement; or (2) that in any way tends to change, modify the terms, or any of them, of this Agreement or to prevent this Agreement becoming effective; or (3) that in any way affects or relates to the subject matter hereof.

19.6	Final Agreement.

This Agreement and all the documents referred to herein or attached hereto, represent the entire understanding and agreement between the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, all of which are hereby terminated. No prior, concurrent or subsequent agreement, representations or warranty, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement, unless this Agreement is specifically identified in and made subject to such other written agreement. This Agreement may be waived or modified only by an instrument in writing that is duly executed by both Parties.

19.7	Severability.

In the event that any provision of this Agreement shall be found to be invalid, the balance of the Agreement shall remain unaffected and deemed to be severable from the invalid portion.

19.8	Relationship of the Parties.

This Agreement does not imply any joint venture, partnership or other business arrangement between the Parties. Keurig and Diedrich are separate, independent business entities agreeing to work together in the manner set forth in this Agreement. Neither Keurig nor Diedrich shall have any right to enter into any contract or commitment in the name of, or on behalf of the other, or to bind the other in any respect whatsoever. Neither Party, nor its agents or employees shall, under no circumstances, be deemed employees, agents or representatives of the other Party.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

19.9	Waiver of Jury Trial.

The Parties waive all rights to trial by jury.

19.10	Headings; Counterparts.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.11	Assignment.

This Agreement shall be binding upon the Parties and their respective permitted successors and assigns, provided that neither Party may assign nor transfer this agreement without the consent of the other Party except to a successor by reason of merger or sale of all or substantially all of its assets.

19.12	Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered in hand or by confirmed facsimile, the following day when sent overnight by a reputable commercial courier or five (5) days from deposit in the U.S. or Canadian Mail, postage prepaid and addressed to the appropriate Party at the address noted below, return receipt requested, unless by such notice a difference address shall have been designated.

If to Keurig:

Keurig, Incorporated

101 Edgewater Drive

Wakefield, MA 01880

Attention: Nicholas Lazaris, President/CEO

With a copy to:

John H. Chu, Esq.

Chu, Ring & Hazel LLP

49 Melcher Street

Boston, MA 02210

If to Diedrich:

Diedrich Coffee, Inc.

2144 Michelson Drive

Irvine, CA

Attention: Roger Laverty, President and CEO

19.13	Arbitration.

Except as otherwise specifically provided herein, in the event of any dispute between the Parties relating to or arising out of this Agreement, the Parties shall first attempt to resolve the matter in good faith through direct negotiation. If the Parties cannot resolve the matter within

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

fifteen (15) days of the first meeting called for such purpose, the dispute shall be settled by arbitration in the city of the Party defending the claim before a neutral arbitrator in accordance with the rules and regulations of the American Arbitration Association. If the Parties cannot agree on a single arbitrator, each Party shall appoint an arbitrator, and the two arbitrators shall agree to a third, neutral arbitrator. The Parties shall share the fees and expenses of arbitration, provided however, that the arbitrator(s) shall be empowered to award costs of arbitration and attorneys’ fees as part of any award subject to Section 18, above. The arbitrator(s)’ decision shall be final and legally binding on the Parties, and shall be rendered in a manner to permit enforcement of the award in any court of competent jurisdiction. Upon request from Diedrich, the language to be used in the arbitral proceedings shall be English and French.

19.14	Governing Law; Jurisdiction.

This Agreement is made in the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with federal law to the extent applicable, and the internal substantive laws of the Commonwealth of Massachusetts without regard to any choice or conflict of law principles.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

ACKNOWLEDGEMENT OF ARBITRATION

THE PARTIES HERETO UNDERSTAND THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER EXECUTING THIS DOCUMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS OR EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a contract of the day and year first above written.

Keurig, Incorporated

By:	/s/ Nicholas Lazaris
Nicholas Lazaris
President/CEO

Diedrich Coffee, Inc.

By:	/s/ Roger Laverty
Roger Laverty
President and CEO

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Table of Contents

1. Definitions		1

2. Appointment as Non-Exclusive K-Cup Manufacturer		5
2.1	Grant of Licenses	5
2.2	Private Label K-Cup Production	7
2.3	Diedrich K-Cup Product Line Offering	7
2.4	K-Cup Pricing	7
2.5	Approved Contract Manufacturers	8
2.6	Agreement to Co-operate	8

3. Packaging Lines		8
3.1	Packaging Lines for Diedrich K-Cups	8
3.2	Maintenance	11
3.3	Determination of Packaging Line Requirements; Upgrades to Packaging Lines	12
3.4	OSHA Compliance	14

4. Option to Purchase or Manufacture Packaging Lines; Future Products		14
4.1	Option to Purchase Installed Packaging Line(s)	14
4.2	Diedrich Option to Design and Develop Packaging Lines	15

5. Acceptable K-Cups to Standard		16
5.1	Freshness and Quality of Coffee, Tea and Other Soluble Hot Beverage Products	16
5.2	Amount of Coffee, Tea or Other Soluble Hot Beverage Products Packaged in K-Cup	17
5.3	Filter Weld Integrity	17
5.4	Dating, Shelf Life and Oxygen Impermeability for Coffee, Tea and Other Soluble Hot Water Beverages	17
5.5	Lid Seal Integrity	18
5.6	K-Cup Raw Material Vendor Selection	18
5.7	K-Cup Functionality	18
5.8	K-Pods	20
5.9	Out-gas Protocol	20

6. Royalties		20
6.1	Calculation of Royalty	20
6.2	Payments	21
6.3	Review of Books and Records	21
6.4	Most Favored Nation	21

7. Appointment as Non-Exclusive Roaster Distributor		22
7.1	Away From Home	22
7.2	At Home	23
7.3	Common Sales and Distribution Provisions	24

8. Keurig Product Sales		24
8.1	Keurig Best Efforts	24
8.2	Keurig AFH Products	24
8.3	Keurig AH Products	24
8.4	Product Offering	25
8.5	Terms of Sale	25
8.6	Payments	25
8.7	Guaranty of Sales to Affiliates	25

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

8.8	No Restrictions	26

9. Keurig Warranty		26
9.1	Away From Home Brewers	27
9.2	At Home Brewers	27
9.3	Common Warranty Provisions	28
9.4	Keurig Brewer Return Procedure	28

10. Training		29

11. Marketing Policies		29
11.1	Cooperation and Cost Sharing	29
11.2	Diedrich Advertising of AH Products	29
11.3	Diedrich on Keurig’s Website	29
11.4	Sharing of Information	29
11.5	Post-AH Launch Offering of AH Brewers	30

12. Marks		30
12.1	Use of Keurig Marks on K-Cups and K-Cup Packaging	30
12.2	Rights in Marks	31
12.3	Display of Marks	31
12.4	Maintenance of Intellectual Property	31
12.5	Notice of Infringement	31
12.6	Infringement Action	32
12.7	License	32

13. Sales Policies		32
13.1	Diedrich's Best Efforts	33
13.2	New Keurig Authorized Distributors	33

14. Non-Compete		33
14.1	Basic Terms of Non-Competition	33
14.2	Sale by Affiliates	34
14.3	Private Label K-Cups	34
14.4	Termination of Non-Competition	34
14.5	Most Favored Nation	34

15. Term and Termination of Agreement		34
15.1	Term	34
15.2	Termination for Cause	35
15.3	Diedrich Termination Rights	35
15.4	Keurig Termination Rights	36

16. Obligations on Termination		36

17. Confidentiality of Customers; Confidentiality		37

18. Indemnification		39
18.1	Keurig Indemnification of Diedrich	39
18.2	Diedrich Indemnification of Keurig	39

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

19. General		39
19.1	Scope of Agreement	39
19.2	Additional Agreements	39
19.3	Force Majeure	39
19.4	No Implied Waivers	40
19.5	Acknowledgments	40
19.6	Final Agreement	40
19.7	Severability	40
19.8	Relationship of the Parties	40
19.9	Waiver of Jury Trial	41
19.10	Headings; Counterparts	41
19.11	Assignment	41
19.12	Notices	41
19.13	Arbitration	41
19.14	Governing Law; Jurisdiction	42